As filed with the Securities and Exchange Commission on July 7, 2023

REGISTRATION NO. 333-[ ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TROOPS, Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

21/F, 8 Fui Yiu Kok Street, Tsuen Wan, New Territories,

Hong Kong

+ 852 2153-3957

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

COGENCY GLOBAL INC.
122 East 42nd Street, 18th Floor

New York, NY 10168

800 221 0102

Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence Venick, Esq.

Loeb & Loeb LLP

2206-19 Jardine House

1 Connaught Place, Central

Hong Kong SAR

Tel: +852.3923.1111

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 7, 2023

PROSPECTUS

TROOPS, INC.

$100,000,000

Ordinary Shares,

Preferred Shares,

Debt Securities

Warrants,

Units, and

Rights

We may, from time to time in one or more offerings, offer and sell up to $100,000,000 of any combination, together or separately, of ordinary shares, par value US$0.004 per share; preferred shares, par value US$0.001 per share; debt securities; warrants; units; rights; or any combination thereof as described in this prospectus. The warrants may be convertible into or exercisable or exchangeable for ordinary shares or preferred shares or debt securities, the preferred shares may be convertible into or exchangeable for ordinary shares and debt securities may be convertible into or exchangeable for ordinary shares or preference shares or other debt securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 64 of this prospectus.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period in the event that the aggregate market value of our outstanding ordinary shares held by non-affiliates is below $75,000,000. We have not offered or sold any securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

The aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, as of July 3, 2023, was approximately $222 million, which was calculated based on 47,335,917 ordinary shares held by non-affiliates and $4.70 per ordinary share, which was the closing price of our ordinary shares on Nasdaq on May 5, 2023.

As of the date of this prospectus, our ordinary shares are listed on the NASDAQ under the symbol “TROO”. On July 3, 2023, the closing price of our ordinary shares was $4.24.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” beginning on page 19 of this prospectus and the risks described in our 2022 Form 20-F, which is incorporated herein by reference, as well as the risks that are described in any accompanying prospectus supplement or in the documents incorporated by reference into this prospectus before you invest in our securities.

TROOPS, Inc. is incorporated in Cayman Islands. As a holding company with no material operations of our own, we conduct our substantial operations through our subsidiaries in Hong Kong and we also have an indirect wholly-owned subsidiary, Beijing SGOCO Image Technology Co., Ltd (“Beijing SGOCO”), with limited past operations in China but is currently non-operating. Although other means are available for us to obtain financing at the holding company level, TROOPS, Inc.’s ability to pay dividends to its shareholders and to service any debt it may incur may depend upon dividends paid by our Hong Kong subsidiaries and to a limited degree, upon dividends paid by our indirect PRC subsidiary, Beijing SGOCO, should it become an operating subsidiary. Since the financial year ended 2018, the Company has not utilized cash generated from one subsidiary to fund another subsidiary’s operations. The cash transfer among the subsidiaries is typically payment for intercompany services or intercompany loans. None of the subsidiaries have ever faced difficulties or limitation on their ability to transfer cash between subsidiaries. As of the date of this report, the Company does not have any cash management policies that dictate the amount of funding among subsidiaries. As of the date of this report, none of our subsidiaries have ever issued any dividends or distributions to the holding company or their respective shareholders outside of Hong Kong and China. In the future, cash proceeds raised from overseas financing activities may be transferred by us to our Hong Kong subsidiaries and to Beijing SGOCO should it become an operating subsidiary via capital contribution, as the case may be. Beijing SGOCO is currently indirectly wholly-owned by the offshore holding company and none of our subsidiaries are currently indirectly owned through contractual agreements. In the future, should we establish any variable interest entity (“VIE”) through contractual agreements, we intend to distribute earnings or settle amounts owed under the VIE agreements. For more details, refer to “Transfers of Cash to and from Our Subsidiaries.”

Because of our corporate structure, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time. Such governmental actions:

●	could result in a material change in our operations;

●	could hinder our ability to continue to offer securities to investors; and

●	may cause the value of our securities to significantly decline or be worthless.

Currently, we are not aware there are any material restrictions on foreign exchange, the ability to transfer cash between our entities, or the ability to distribute earnings to investors outside of China. Further, we are aware that recently, the Chinese government recently initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on the Company’s business operations in China, the ability to accept foreign investments and list on an U.S. or other foreign exchange. Any future action by the Chinese government expanding the categories of industries and companies whose foreign securities offerings are subject to government review could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. For a detailed description of the risks related to doing business in the PRC, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in Jurisdictions We Operate” in our 2022 Form 20-F.

Although our current auditor,  Audit Alliance LLP, as an auditor of companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board (the “PCAOB”), is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards, many other clients of one of our predecessor auditors, Centurion ZD CPA & Co., have substantial operations within mainland China and Hong Kong, and the PCAOB has been unable to complete inspections of the work of one of our predecessor auditors without the approval of the Chinese authorities. Thus, one of our predecessor auditors and their audit work for the period up to December 2019 had not been inspected fully by the PCAOB. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the Holding Foreign Companies Accountable Act (“HFCAA”). The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. While one of our predecessor auditors for the audit period up to December 2019, Centurion ZD CPA & Co., has been listed under appendix B and is subject to the determination, our current auditor, Audit Alliance LLP is headquartered in Singapore, and did not appear as part of the determination and was not listed under its appendix A or appendix B. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCAA. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our ordinary shares may be prohibited from trading or delisted. Whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed, without having to wait another year to reassess its determinations. In the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the determination so that we are subject to the HFCAA, as the same may be amended, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCAA.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 7, 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we and/or any selling shareholder may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or any selling shareholder may offer. Each time we and/or any selling shareholder use this prospectus to offer securities, we will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement on file with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement. Before you invest in any securities offered by this prospectus, you should read this prospectus, any applicable prospectus supplements and the related exhibits to the registration statement filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

●	“Acquisition” means the business combination transaction consummated on March 12, 2010, as provided by the Share Exchange Agreement, dated as of February 12, 2010, by and among our company, Honesty Group and each of the shareholders signatory thereto, as amended by Amendment No. 1 to Share Exchange Agreement, dated March 11, 2010;

●	“Apex” or “Apex Flourish Group Limited” means the British Virgin Islands Company that purchased Honesty Holdings Group Limited and SGOCO (Fujian) Electronic Co., Ltd. from TROOPS in 2011 and 2014, in what is referred to, depending on the context, as the “Sale of Honesty Group” and or the “Sale of SGOCO (Fujian)”, respectively;

●	“Apiguru” means Apiguru Pty Ltd., an Australia limited company and wholly owned subsidiary of Giant Financial Services Limited;

●	“Beijing SGOCO” means Beijing SGOCO Image Technology Co., Ltd., a company with limited liability incorporated in China and a wholly owned subsidiary of SGOCO International;

●	“Boca” means Boca International Limited, a Hong Kong limited company and a former wholly owned subsidiary of SGOCO International;

●	“CSL” or “Century Skyway” means Century Skyway Limited, a Hong Kong limited company and a former wholly owned subsidiary of SGOCO International.;

●	“Convertible notes” refer to a series convertible notes we issued between June and September, 2015;

●	“FAF” or “First Asia Finance” means First Asia Finance Limited, a Hong Kong limited company and wholly owned subsidiary of Vision Lane;

●	“Suns Tower” means Suns Tower Limited, was changed name from First Asia Tower Limited in May 6, 2020, a Hong Kong limited company and wholly owned subsidiary of Paris Sky;

●	“Giant Connection” means Giant Connection Limited, a limited liability company registered in the Republic of Seychelles and wholly owned by TROOPS;

●	“GCL” or “Giant Credit” means Giant Credit Limited, a Hong Kong limited company and wholly owned subsidiary of Giant Connection;

●	“GFS” means Giant Financial Services Limited, a Samoa company and wholly owned subsidiary of TROOPS;

●	“Guancheng” means Guancheng (Fujian) Electron Technological Co. Limited, a company with limited liability incorporated in China and a wholly owned subsidiary of Honesty Group;

●	“Guanke” means Guanke (Fujian) Electron Technological Industry Co. Ltd., a company with limited liability incorporated in China and a wholly owned subsidiary of Honesty Group;

●	“Guanwei” means Guanwei (Fujian) Electron Technological Co. Limited, a company with limited liability incorporated in China and a wholly owned subsidiary of Honesty Group;

●	“Honesty Group” means Honesty Group Holdings Limited, a Hong Kong limited company and a former wholly owned subsidiary of TROOPS, which was acquired in the Acquisition and was sold to Apex Flourish Group Limited in the Sale of Honesty Group transaction described below;

●	“Jinjiang Guanke” means Jinjiang Guanke Electron Co., Ltd., a company with limited liability incorporated in China and a wholly owned subsidiary of Guanke (Fujian) Electron Technological Industry Co. Ltd.;

●	“PRC” or “China” means the People’s Republic of China;

●	“Paris Sky” means Paris Sky Limited, a Marshall Islands company and wholly owned subsidiary of Giant Connection;

●	“Sale of Honesty Group” means the transaction consummated as provided by the Sale and Purchase Agreement dated November 15, 2011, by and between our company and Apex Flourish Group Limited pursuant to which we sold our 100% ownership interest in Honesty Group to Apex Flourish Group Limited;

●	“Sale of SGOCO (Fujian)” means the transaction consummated as provided by the Sale and Purchase Agreement dated December 24, 2014, by and between our company and Apex Flourish Group Limited pursuant to which we sold our 100% ownership interest in SGOCO (Fujian) Electronic Co., Ltd. to Apex Flourish Group Limited;

●	“SGO” means SGO Corporation, a Delaware corporation and a wholly owned subsidiary of SGOCO International;

●	“SGOCO (Fujian)” means SGOCO (Fujian) Electronic Co., Ltd., a company with limited liability incorporated in China and a former wholly owned subsidiary of SGOCO International; which was sold to Apex Flourish Group Limited in the Sale of SGOCO (Fujian) transaction described above;

●	“SGOCO International” means SGOCO International (HK) Limited, a Hong Kong limited company and wholly owned subsidiary of TROOPS;

●	“SGOCO Shenzhen” means SGOCO (Shenzhen) Technology Co., Ltd., a company with limited liability incorporated in China and a former wholly owned subsidiary of SGOCO International;

●	“Shareholders” means the owner of the equivalent of common stock in a typical corporation organized under state and federal US law. Based on Cayman Islands’ law and our current Amended and Restated Memorandum of Association and Articles of Association we are authorized to issue ordinary shares. Holders of our ordinary shares are referred to as “members” under Cayman Islands’ law, rather than “shareholders.” In this prospectus, however, references that would otherwise be to “members” are made to “shareholders,” which term is more familiar to investors on the NASDAQ Capital Market;

●	“Shen Zhen Provizon” means Shen Zhen Provizon Technology Co., Limited, a company with limited liability incorporated in China and a wholly owned subsidiary of Century Skyway Limited;

●	“TROOPS”, “we,” “us,” “our,” “the company,” or “our company” means TROOPS, Inc., a company incorporated under the laws of the Cayman Islands, and, in the context of describing TROOPS, Inc.’s operation and business, its consolidated subsidiaries. TROOPS was previously named SGOCO Group, Ltd, and before that, SGOCO Technology, Ltd., and prior to the Acquisition described below, our predecessor was named Hambrecht Asia Acquisition Corp.;

●	“U.S. Dollars,” “dollars,” “US$,” or “$” means the legal currency of the United States;

●	“RMB” or “Renminbi” means the legal currency of China;

●	“Vision Lane” means Vision Lane Limited, a British Virgin Islands company and wholly owned subsidiary of Paris Sky; and

●	“11 Hau Fook Street” means 11 Hau Fook Street Limited, a Hong Kong limited company and wholly owned subsidiary of Giant Connection.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

The reporting and functional currency of the Company is the U.S. Dollar. The functional currencies of our Hong Kong subsidiaries are the Hong Kong Dollar, or HKD. The functional currency of our PRC subsidiaries is the RMB. The functional currencies of our Australia subsidiaries are the Australian Dollar, or AUG. Our consolidated financial statements are presented in United States dollars. In this report, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB, HKD or AUG to U.S. Dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” that represent our beliefs, projections and predictions about future events. All statements other than statements of historical fact are “forward-looking statements,” including any projections of financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements.

These statements are subjective. Therefore, they involve known and unknown risks.

They are based largely on our current expectations and projections about future events and financial trends, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, for reasons connected with measuring future developments, including:

1.	the correct measurement and identification of factors affecting our business;

2.	the extent of their likely impact; and/or

3.	the accuracy and completeness of the publicly available information regarding the factors upon which our business strategy is based.

Forward-looking statements should not be read as a guarantee of future performance or results. They will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time regarding future events. Consequently, they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our securities, see Risks Factors beginning on page 19 of this prospectus, and “Item 3. Key Information — D. Risk Factors” in our 2022 Form 20-F which is incorporated herein by reference, as well as the risks that are described in any accompanying prospectus supplement or in the documents incorporated by reference into this prospectus.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

OUR COMPANY

Overview

TROOPS, Inc. is a conglomerate group of various businesses with its headquarters based in Hong Kong. The group is principally engaged in (a) money lending business in Hong Kong providing mortgage loans to high quality target borrowers (b) property investment to generate additional rental income and (c) the development, operation and management of an online financial marketplace that provides one-stop financial technology solutions including API services by leveraging artificial intelligence, big data and blockchain, and cloud computing (SaaS). The group’s vision is to operate as a conglomerate to build synergy within its own sustainable ecosystem thereby creating value to its shareholders.

Money Lending Business

Giant Credit Limited is a Hong Kong incorporated company which has the money lenders license for carrying on money lending business in Hong Kong. Giant Credit Limited has been providing personal loans and corporate loans to its customers since 2016. Since the commencement of business, Giant Credit Limited has continued to record growth in its personal loans and corporate loans receivable along with satisfactory interest income.

First Asia Finance Limited which is a Hong Kong incorporated company and a licensed money lender in Hong Kong. The principal business of FAF is money lending which is similar to Giant Credit Limited but with a larger customer base. Management believes that the recent downturn in the economy creates demand for cashflow which provides money lending companies with a great opportunity to expand its personal loans and corporate loans business and portfolio. In addition, The Hong Kong Monetary Authority continues to impose stringent policies and prudential measures on property personal loans and corporate loans provided by authorized financial institutions in Hong Kong, which creates additional hurdles for the public who are looking for mortgages to satisfy their financial needs. This further enhances the competitive edge of money lenders in Hong Kong.

Property Investment Business

We have investments in four real properties in Hong Kong (held under Giant Credit, 11 Hau Fook Street Limited and Vision Lane Limited) and 19 storey building in Hong Kong (held under Suns Tower, a wholly owned subsidiary of Paris Sky Limited). These investments generate additional rental income to enhance our cashflow. The properties are managed by our team with experience in property management and rental management which operates in a cost-effective manner.

Fintech Service and IT Support Service Business

Giant Financial Services Limited is a private company incorporated in Samoa and provides an online financial marketplace connecting financial institutions and users worldwide via its unique mobile application which features state-of-the-art functions to boost financial accessibility to financial and insurance products and services. At the heart of its digital platform is the Company’s dedication to drive innovation, create value to businesses and individual users alike by (i) minimizing transaction risks, (ii) lowering transaction costs, (iii) reducing and detecting fraud, (iv) saving time, (v) increasing access and equality. We intend to integrate GFS into our existing platform to support its current business lines.

By leveraging technologies including artificial intelligence, big data and blockchain technology, machine learning, fingerprint ID, facial recognition, and cloud computing (SaaS), GFS strives to create recurring and growing revenue streams and larger market share for businesses on one hand, and instilling trust and confidence in investors and consumers on the other hand.

The mobile application is fully integrated with financial institutions including licensed money lenders, asset management companies, securities firms, and banks, under strategic partnerships to facilitate seamless and low-cost payments and transfers in a secure and privacy protected digital environment. GFS also seeks to provide businesses with the peace of mind via the integration of cyber security and where necessary, the adoption of KYC and AML processes. It also offers an AI-powered innovative reward program that helps businesses to acquire and retain customers, and to expand into previously uncharted markets thereby increasing sales revenue and market share.

Since July 2019, GFS had established contractual relationship with third-party business partners which have agreed to render their financial products and services to the registered users via the GFS’s mobile application.

TROOPS Products

Our current product lines on sale include:

1.	Money lending.

2.	Property investment.

3.	Fintech service and IT support service.

Marketing and Branding

●	Technology Services: We build our brand image by collaborating with employee benefit platforms to provide tenants with employee benefits software.

●	Money Lending: We enhance our brand reputation by providing contactless and online service platform to make business safer and more convenient during the pandemic. We also promote our image as an innovative market leader through the use of our user-friendly app for seamless loan applications. Our market position and reputation is also secured by extensive word-of-mouth and referrals through our participation in various business and professional associations.

●	Property Leasing and Management: We further enhance our group’s reputation as a socially responsible and caring enterprise by setting up sanitation stations and performing regular disinfection during the pandemic and providing 24/7 concierge service. Leaflets and promotion materials are also placed in office premises and on our website to raise hygiene awareness. In addition, we continue to offer attractive and competitive rates for our tenants during the pandemic, keeping occupancy rate in our investment properties above 90%.

Intellectual Property

Trademarks

The Trademark are the intangible assets of a recognizable sign, symbol and design under the name “GFS” which is established by use of representing the products and services of the Business Enterprise for the provision of the fintech service and IT support service. The trademark was registered in Hong Kong on June 6, 2019, with the trademark number of 304951224.

PCAOB Report

Although our current auditor, Audit Alliance LLP,  as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards, many other clients of our one of predecessor auditors, Centurion ZD CPA & Co., have substantial operations within mainland China and Hong Kong, and the PCAOB has been unable to complete inspections of the work of one of our predecessor auditors without the approval of the Chinese authorities. Thus, one of our predecessor auditors and their audit work for the period up to December 2019 had not been inspected fully by the PCAOB.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. While one of our predecessor auditors for the audit period up to December 2019, Centurion ZD CPA & CO., has been listed under appendix B and is subject to the determination, our current auditor, Audit Alliance LLP is headquartered in Singapore, and did not appear as part of the determination and was not listed under its appendix A or appendix B.

Corporate Information

Our principal executive office is located at 21/F, 8 Fui Yiu Kok Street, Tsuen Wan, New Territories, Hong Kong, and the telephone number is +852 2153-3957.

Corporate Structure

TROOPS, Inc. was incorporated under Cayman Islands’ laws on July 18, 2007. It was previously named SGOCO Technology, Ltd. and prior to the Acquisition was named Hambrecht Asia Acquisition Corp. The Company was formed as a blank check company to acquire one or more operating businesses in the PRC through a merger, stock exchange, asset acquisition or similar business combination or control through contractual agreements. The Company completed its initial public offering (“IPO”) of units consisting of one ordinary share and one warrant to purchase one ordinary share on March 12, 2008.

On March 12, 2010, we acquired all of the outstanding shares of Honesty Group (the “Acquisition”).

After the Acquisition closed, Honesty Group became a wholly-owned subsidiary of TROOPS. Honesty Group is a limited liability company registered in Hong Kong on September 13, 2005. Honesty Group owns 100% of Guanke, Guanwei and Guancheng. Guanke, Guanwei and Guancheng are limited liability companies established under the laws of the PRC. Honesty Group and its subsidiaries represented our core manufacturing facility along with land, buildings and production equipment. Honesty Group and its subsidiaries are now independent of the Company.

On July 26, 2010, TROOPS formed SGOCO International (HK) Limited, or SGOCO International, a limited liability company registered in Hong Kong (“SGOCO International”). SGOCO International and its subsidiaries were established for the purposes of conducting LCD/LED display product development, branding, marketing and distribution.

On February 22, 2011, SGO Corporation was established in Delaware USA. On March 14, 2011, SGOCO International purchased 100% of the outstanding shares of common stock of SGO. SGO was founded to market, sell and distribute TROOPS’s high quality products in the U.S. markets. SGO was not operating during 2011 and started to operate in the first quarter of 2012.

SGOCO International directly owns 100% of SGOCO (Fujian) Electronic Co., Ltd. SGOCO (Fujian) is a limited liability company established under the corporate laws of the PRC on July 28, 2011 for the purposes of conducting LCD/LED display product development, branding, marketing and distribution.

On November 15, 2011, we entered into a Sale and Purchase Agreement (“Honesty SPA”) to sell our 100% ownership interest in Honesty Group to Apex, a British Virgin Islands company.

On December 26, 2011, SGOCO International established another wholly owned subsidiary, Beijing SGOCO Image Technology Co. Ltd., a limited liability company under the laws of the PRC to conduct LCD/LED monitor, TV product-related and application-specific product design, brand development and distribution.

On November 14, 2013, SGOCO International established a wholly owned subsidiary, SGOCO (Shenzhen) Technology Co., Ltd., a limited liability company under the laws of the PRC for the purpose of conducting LCD/LED monitor, TV product-related and application-specific product design, brand development and distribution.

On December 15, 2017, TROOPS formed Giant Connection Limited, a limited liability company registered in Public of Seychelles.

On December 24, 2014, we entered into a Sale and Purchase Agreement (“SPA”) to sell our 100% equity ownership interest in SGOCO (Fujian) to Apex.

On December 28, 2015, SGOCO International entered into a Share Sale and Purchase Agreement for the Sale and Purchase of the entire issued share capital of Boca International Limited with Richly Conqueror Limited, a company incorporated under the laws of the British Virgin Islands. On June 7, 2018 and August 31, 2020, the Group disposed 49% and 51% equity interest of Boca International Limited to Leung Iris Chi Yu and Wong Yiu Tong, respectively.

On April 28, 2017, SGOGO International entered into a Share Sale and Purchase Agreement with Full Linkage Limited pursuant to which SGOCO International acquired all of the issued and outstanding capital stock of CSL. On June 7, 2018 and September 20, 2019, the Group disposed 49% and 51% equity interest of CSL to Leung Iris Chi Yu and Ho Pui Lung, respectively.

On December 15, 2017, TROOPS formed Giant Connection Limited, a limited liability company registered in Public of Seychelles.

On December 22, 2017, Giant Connection Limited, a wholly-owned subsidiary of TROOPS, completed the acquisition of Giant Credit Limited. The principal activity of Giant Credit Limited is money lending in Hong Kong.

On March 8, 2018, Giant Connection Limited, a wholly-owned subsidiary of TROOPS, closed a Share Exchange Agreement with Vagas Lane Limited for the purchase and sale of 11 Hau Fook Street Limited. 11 Hau Fook Street Limited is an investment holding company which owns two properties located at No. 11 Hau Fook Street, Tsim Sha Tsui, Kowloon, Hong Kong.

On June 7, 2018, Giant Connection Limited, a wholly-owned subsidiary of TROOPS, completed the acquisition of Paris Sky Limited. Paris Sky Limited is an investment holding company which, through its wholly owned subsidiary, owns a property located at No. 8 Fui Yiu Kok Street, Tsuen Wan, New Territories, Hong Kong.

On March 12, 2019, the Company’s wholly-owned subsidiary, Paris Sky Limited closed a Share Exchange Agreement for the entire issued share capital of Vision Lane Limited. Vision Lane is a private company incorporated in the British Virgin Islands, and engages in property investment and money lending services in Hong Kong.

On December 23, 2019, the Company entered into a Share Exchange Agreement with Victor Or for the purchase and sale of Giant Financial Services Limited. Giant Financial Services Limited is a private company incorporated in Samoa and provides an online financial marketplace connecting financial institutions and users worldwide via its unique mobile application which features state-of-the-art functions to boost financial accessibility to financial and insurance products and services.

On September 28, 2020, the Company’s wholly-owned subsidiary, Giant Financial Services Limited closed a Share Exchange Agreement for the entire issued share capital of Apiguru Pty Ltd. Apiguru Pty Ltd. is a technology consulting company specialising in Application Programming Interface (API) strategy and implementation enabling state-of-the-art market fit hypothesis that drives businesses forward.

The following diagram illustrates our corporate structure as of the date of this prospectus:

PRC Limitation on Overseas Listing and Share Issuances

Currently, we, including our subsidiaries, are not required to obtain approval from Chinese authorities, including the China Securities Regulatory Commission, or CSRC, or Cybersecurity Administration Committee, or CAC, to operate and list on U.S. exchanges or issue securities to foreign investors. If approval is required in the future and we were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to operate or to continue listing on U.S. exchange, which would materially affect the interest of the investors. It is uncertain when and whether the Company will be required to obtain permission from the PRC government to continue to operate or to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although we are currently not required to obtain permission from any of the PRC federal or local government and has not received any denial to list on the U.S. exchange, our operations and ability to continue to list and issue securities to foreign investors may be adversely affected in the future, directly or indirectly, by existing or future laws and regulations relating to our PRC business operations. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in Jurisdictions We Operate — The PRC government may intervene or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in our business operations or the value of our securities. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. We are also currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if we are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” in our 2022 20-F.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 24, 2021, the CSRC released the Draft Administrative Provisions and the Draft Filing Measures, both of which had a comment period that expired on January 23, 2022. The Draft Administrative Provisions and Draft Filing Measures regulate the administrative system, record-filing management, and other related rules in respect of the direct or indirect overseas issuance of listed and traded securities by “domestic enterprises”. The Draft Administrative Provisions specify that the CSRC has regulatory authority over the “overseas securities offering and listing by domestic enterprises”, and requires “domestic enterprises” to complete filing procedures with the CSRC if they wish to list overseas.

On April 2, 2022, the CSRC published the Draft Archives Rules, for public comment. In the overseas listing activities of domestic companies, domestic companies, as well as securities companies and securities service institutions providing relevant securities services thereof, should establish a sound system of confidentiality and archival work, shall not disclose state secrets, or harm the state and public interests.

On February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC; any failure to comply with such filling procedures may result in administrative penalties, such as an order to rectify, warnings, and fines.

Under the Trial Measures and the Guidance Rules and Notice, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. Companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing, shall arrange for the filing within a reasonable time period and shall complete the filing procedure before such companies’ overseas issuance and listing.

The management understands that as of the date of this prospectus and since December 31, 2019, the Group has no operations in China and is not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. While the Group has no current operations in China, should we have any future operations in China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. While the Group has no current operations in China, should we have any future operations in China these regulatory agencies may also impose fines and penalties on our operations in China, as well as limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Furthermore, on July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comment, which required that, among others, in addition to “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further listed the factors to be considered when assessing the national security risks of the relevant activities. On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the “Revised Review Measures”, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. Given the recency of the issuance of the Revised Review Measures and their pending effectiveness, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation.

It remains unclear whether a Hong Kong company that collects personal information from PRC individuals shall be subject to the Revised Review Measures. We do not currently expect the Revised Review Measures to have an impact on our business, our operations or this offering as we do not believe that we would be deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that would be required to file for cybersecurity review before listing in the U.S., because (i) the subsidiaries of TROOPS are organized and operating in various countries outside of the PRC, including in Hong Kong and it remains unclear whether the Revised Review Measures shall be applicable to Hong Kong companies; (ii) TROOPS operate without any active operating subsidiary or VIE structure in Mainland China; (iii) as of date of this prospectus, TROOPS and its subsidiaries have in aggregate collected and stored personal information of less than one million PRC individual clients; and (iv) as of the date of this prospectus, TROOPS and its subsidiaries have not been informed by any PRC governmental authority of any requirement that they file for a cybersecurity review. However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Revised Review Measures are adopted into law in the future and if TROOPS and our subsidiaries are deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, the operation of our subsidiaries and the listing of our Ordinary Shares in the U.S. could be subject to CAC’s cybersecurity review.

Nevertheless, since these regulatory actions and statements are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operations, our ability to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchange.

See “Risk Factors — The PRC government may intervene or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in our business operations or the value of our securities. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. We are also currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if we are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.” on page 31 of this prospectus for more information.

Permission Required From Hong Kong and Chinese Authorities

The management  believes that we are not required to obtain any permissions or approvals from Hong Kong authorities before listing in the U.S. and issuing our Ordinary Shares to foreign investors. No such permissions or approvals have been applied for by the Company and its subsidiaries or denied by any relevant authorities. As of the date of this prospectus, each of our Hong Kong subsidiaries have received all requisite permissions or approvals from the Hong Kong authorities to operate their businesses in Hong Kong, including but not limited to their business registration certificates. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future.

Based on management’s  internal assessment that the Company and its subsidiaries currently have no material operations in the PRC, management understands that as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Ordinary Shares to foreign investors, including the Cyberspace Administration of China (the “CAC”) or the China Securities Regulatory Commission (the “CSRC”) because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the our subsidiaries operates in Hong Kong, with no operation in the PRC since December 31, 2021. No permissions or approvals have been applied for by the Company or denied by any relevant authorities. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and we are required to obtain such permissions or approvals, (ii) we inadvertently conclude that relevant permissions or approvals were not required or (iii) we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or be worthless.

In the event that we become subject to PRC laws or to the jurisdiction of Chinese authorities, we may incur material costs to ensure compliance, be subject to fines, experience devaluation of securities or delisting, no longer conduct offerings to foreign investors, or no longer be permitted to continue our current business operations.

PCAOB Report

Although our current auditor, Audit Alliance LLP, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards, many other clients of one of our predecessor auditors, Centurion ZD CPA & Co., have substantial operations within mainland China and Hong Kong, and the PCAOB has been unable to complete inspections of the work of one of our predecessor auditors without the approval of the Chinese authorities. Thus, one of our predecessor auditors and their audit work for the period up to December 2019 had not been inspected fully by the PCAOB. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. While one of our predecessor auditors for the audit period up to December 2019, Centurion ZD CPA & CO., has been listed under appendix B and is subject to the determination, our current auditor, Audit Alliance LLP is headquartered in Singapore, and did not appear as part of the determination and was not listed under its appendix A or appendix B. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCAA. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two. Whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed, without having to wait another year to reassess its determinations. In the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the determination so that we are subject to the HFCAA, as the same may be amended, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCAA.

Transfers of Cash to and from our Subsidiaries

TROOPS, Inc. is incorporated in Cayman Islands. As a holding company with no material operations of our own, we conduct our substantial operations through our subsidiaries in Hong Kong and we also have an indirect wholly-owned subsidiary, Beijing SGOCO with limited past operations in China but is currently non-operating. Although other means are available for us to obtain financing at the holding company level, TROOPS, Inc.’s ability to pay dividends to its shareholders and to service any debt it may incur may depend upon dividends paid by our Hong Kong subsidiaries and to a limited degree, upon dividends paid by our indirect PRC subsidiary, Beijing SGOCO, should it become an operating subsidiary.

Since the financial year ended 2018, the Company has not utilized cash generated from one subsidiary to fund another subsidiary’s operations. The cash transfer among the subsidiaries is typically payment for intercompany services or intercompany loans. None of the subsidiaries have ever faced difficulties or limitation on their ability to transfer cash between subsidiaries. As of the date of this report, the Company does not have any cash management policies that dictate the amount of funding among subsidiaries.

As of the date of this report, none of our subsidiaries have ever issued any dividends or distributions to the holding company or their respective shareholders outside of Hong Kong and China.

In the future, cash proceeds raised from overseas financing activities may be transferred by us to our Hong Kong subsidiaries and to Beijing SGOCO should it become an operating subsidiary via capital contribution, as the case may be. Beijing SGOCO is currently indirectly wholly-owned by the offshore holding company and none of our subsidiaries are currently indirectly owned through contractual agreements. In the future, should we establish any VIE through contractual agreements, we intend to distribute earnings or settle amounts owed under the VIE agreements.

In order for us to pay dividends to our shareholders, we may rely on payments made by our Hong Kong subsidiaries, as well as to a limited degree on payments made from Beijing SGOCO to SGOCO, and the distribution of such payments to our overseas subsidiary as dividends from SGOCO International. If any of our Hong Kong subsidiaries or Beijing SGOCO incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us.

Should Beijing SGOCO become an operating subsidiary, current PRC regulations permit Beijing SGOCO to pay dividends to an overseas subsidiary, for example a subsidiary located in Hong Kong, SGOCO International (HK) Limited, only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, Beijing SGOCO in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Beijing SGOCO is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of Renminbi (“RMB”), the legal currency of the PRC, into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. Certain payments from the Beijing SGOCO to SGOCO International (HK) Limited are subject to PRC taxes, including business taxes and VAT. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our security-holders.

For more detailed information, see “Risk Factors — Risks Related to Doing Business in Jurisdictions We Operate — We may rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us, including PRC Governmental control of currency conversion and restriction on our ability to transfer or distribute cash within our organization or to foreign investors could have a material adverse effect on our ability to conduct our business and may affect the value of your investment” on page 31 of this prospectus.

Summary of Risk Factors

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making a decision to invest in our ordinary shares. You should carefully consider the matters discussed under Risk Factors beginning on page 19 of this prospectus, as well as other documents incorporated by reference in to this prospectus.

Risks Related to Our Business and Industry

●	GFS may be subject to significant fines or other enforcement action if it violates applicable reporting, anti-money laundering, privacy, corporate governance, risk management, or any other applicable requirements.

●	Regulatory scrutiny of privacy, data protection, and the collection, storage, use, and sharing of personal data is increasing around the world. There is uncertainty associated with the legal and regulatory environment relating to privacy and data protection laws, which continue to develop in ways GFS cannot predict, including with respect to evolving technologies such as cloud computing, artificial intelligence, and blockchain technology.

●	GFS may be liable for improper use or appropriation of personal information provided by its customers under the recently promulgated PRC Data Security Law.

●	If GFS is unable to compete effectively, its business, financial condition and results of operations would be materially and adversely affected.

●	If GFS is not able to continue to innovate or if it fails to adapt to changes in its industry, GFS’ business, financial condition and results of operations would be materially and adversely affected.

●	GFS’ failure to manage the significant challenges involved in growing its business and operations could harm it.

●	Failure to maintain or improve GFS’ technology infrastructure could harm its business and prospects.

●	Security breaches and attacks against GFS’ systems and network, and any potentially resulting breach or failure to otherwise protect personal, confidential and proprietary information, could damage its reputation and negatively impact its business, as well as materially and adversely affect its financial condition and results of operations.

●	The successful operation of GFS’ business depends upon the performance, reliability and security of the internet infrastructure in the countries in which it operates.

●	GFS’ platform could be disrupted by network interruptions.

●	GFS’ business is subject to a number of risks that could materially and adversely affect its ability to provide its services.

●	If other third-party service providers in GFS’ platform fail to provide reliable or satisfactory services, GFS’ reputation, business, financial condition and results of operations may be materially and adversely affected.

●	Our strategy of acquiring complementary assets, technologies and businesses may fail and result in impairment losses.

●	We may be required to record a significant charge to earnings if we are required to reassess our tangible and intangible assets.

●	We are exposed to the credit risks of our customers and borrowers

●	FAF and Giant Credit Limited are subject to greater credit risks than larger lenders, which could adversely affect our results of operations.

●	FAF and Giant Credit may fail to renew its money lenders license.

●	The businesses of FAF and Giant Credit is affected by fluctuations in interest rates and our credit position.

●	There is intense competition in the money lending industry.

●	An increase to the provision for loan losses will cause the Company’s net income to decrease and net loss to increase.

●	Competition in the lending industry is growing and could cause us to lose market share and revenues in the future.

●	FAF and Giant Credit Limited may face regulatory hurdles in the future in connection with its lending business.

●	The businesses of FAF and Giant Credit may be affected by changes in the Money Lenders Ordinance (Chapter 163 of the Laws of Hong Kong).

●	Our property investment business is sensitive to downturns in the economy, economic uncertainty and particularly the performance of the real estate market in Hong Kong.

●	Our revenue from our investment property portfolio depends on a number of factors, such as changes in market rental levels, competition for tenants and rental collection and renewal.

●	GFS has a limited operating history.

●	We may not be able to secure financing needed for future operating needs on favorable terms, or on any terms at all.

●	A severe or prolonged downturn in the global economy could materially and adversely affect our business and results of operations.

●	Our risk management and internal control systems may not be effective and have deficiencies or material weaknesses.

●	We have granted, and may continue to grant, stock options and restricted shares, which may result in increased share-based compensation expenses.

●	The audit reports for prior reporting periods included in our annual reports have been prepared by one of our predecessor auditors whose work may not be inspected fully by the Public Company Accounting Oversight Board and, as such, you may be deprived of the benefits of such inspection.

●	If we become directly subject to the recent scrutiny involving U.S. listed Chinese companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, stock price and reputation.

Risks Related to Doing Business in Jurisdictions We Operate

●	A downturn in the Hong Kong, China or global economy, and economic and political policies of China could materially and adversely affect our business and financial condition.

●	The Hong Kong legal system embodies uncertainties which could limit the legal protections available to TROOPS, INC..

●	Uncertainties with respect to the PRC legal system could adversely affect us.

●	Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be quick with little advance notice and could have a significant impact upon our ability to operate profitably in the PRC.

●	The PRC government may intervene or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in our business operations or the value of our securities. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. We are also currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if we are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

●	On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the “Revised Review Measures”, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. Given the recency of the issuance of the Revised Review Measures and their pending effectiveness, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation. For more information, see page 29 under The PRC government may intervene or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in our business operations or the value of our securities. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. We are also currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if we are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

●	We may rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us, including PRC Governmental control of currency conversion and restriction on our ability to transfer or distribute cash within our organization or to foreign investors could have a material adverse effect on our ability to conduct our business and may affect the value of your investment.

●	Political risks associated with conducting business in Hong Kong.

Risks Related to our Shares

•	We may fail to meet continued listing requirements on the NASDAQ Capital Market.

•	A large, active trading market for our securities may not develop and the trading. price for our securities may fluctuate significantly.

•	The trading price of the ordinary shares is likely to be volatile, which could result in substantial losses to investors.

•	Techniques employed by short sellers may drive down the market price of the ordinary shares.

•	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for the ordinary shares and trading volume could decline.

•	Our memorandum and articles of association contain anti-takeover provisions that could materially adversely affect the rights of holders of our ordinary shares.

•	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

•	There can be no assurance we will not be a passive foreign investment company, for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors in our ordinary shares or Warrants.

•	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

•	As a company incorporated in the Cayman Islands, we can adopt certain home country practices regarding corporate governance matters that differ significantly from the NASDAQ Stock Market corporate governance listing standards. These practices may provide less protection to shareholders than they would enjoy if we complied fully with the NASDAQ Stock Market corporate governance listing standards.

•	The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

RISK FACTORS

Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described herein and in our 2022 Form 20-F, which is incorporated herein by reference, as well as the risks that are described in any applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.

Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

Risks Related to Our Business and Industry

GFS may be subject to significant fines or other enforcement action if it violates applicable reporting, anti-money laundering, privacy, corporate governance, risk management, or any other applicable requirements.

GFS may be required to apply for various licenses, certifications, and regulatory approvals in a number of the jurisdictions where it provides its services, including due to changes in applicable laws and regulations or the interpretation of such laws and regulations. There can be no assurance that GFS will be able to (or decide to) obtain any such licenses, certifications, and approvals. In addition, there are substantial costs and potential product changes involved in maintaining and renewing such licenses, certifications, and approvals, and GFS could be subject to fines or other enforcement action if it is found to violate disclosure, reporting, anti-money laundering, corporate governance, or other requirements of such licenses. These factors could impose substantial additional costs, involve considerable delay to the development or provision of GFS’ products or services, require significant and costly operational changes, or prevent it from providing its products or services in a given market.

Regulatory scrutiny of privacy, data protection, and the collection, storage, use, and sharing of personal data is increasing around the world. There is uncertainty associated with the legal and regulatory environment relating to privacy and data protection laws, which continue to develop in ways GFS cannot predict, including with respect to evolving technologies such as cloud computing, artificial intelligence, and blockchain technology.

Any failure, or perceived failure, by GFS to comply with its privacy policies as communicated to users prior to its collection, use, storage and transfer, and disclosure of their personal data, with applicable industry data protection or security standards, with any applicable regulatory requirements or orders, or with privacy, data protection, information security, or consumer protection-related laws and regulations in one or more jurisdictions could result in proceedings or actions against GFS by data protection authorities, governmental entities or others, including class action privacy litigation in certain jurisdictions, would subject GFS to significant awards, fines, penalties, judgments, and negative publicity arising from any financial or non-financial damages suffered by any individuals. This could, individually or in the aggregate, materially harm GFS’ business. Specifically, this would likely require GFS to change its business practices, and would increase the costs and complexity of compliance. In addition, compliance with inconsistent privacy laws may restrict GFS’ ability to provide products and services to its customers.

GFS may be liable for improper use or appropriation of personal information provided by its customers under the recently promulgated PRC Data Security Law.

As a result of day to day operations GFS collects and retains and customer data, including personal information as its various information technology systems enter, process, summarize and report such data.

On June 10, 2021, the Standing Committee of the National People’s Congress of China, or the SCNPC, promulgated the PRC Data Security Law, which will take effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, as well as the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, or illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data and information.

As uncertainties remain regarding the interpretation and implementation of these laws and regulations, we cannot assure you that GFS will comply with such regulations in all respects while providing its services in the PRC, and GFS may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. GFS may also become subject to fines and/or other sanctions which may have material adverse effect on our business, operations and financial condition.

If GFS is unable to compete effectively, its business, financial condition and results of operations would be materially and adversely affected.

GFS faces increasingly intense competition, principally from established Chinese internet companies, as well as global and regional players. GFS’ business areas are subject to rapid market change, the introduction of new business models, and the entry of new and well-funded competitors. Increased investments made and lower prices offered by GFS’ competitors may require GFS to divert significant managerial, financial and human resources in order to remain competitive, and ultimately may reduce its market share and negative impact the profitability of its business.

If GFS is not able to continue to innovate or if it fails to adapt to changes in its industry, GFS’ business, financial condition and results of operations would be materially and adversely affected.

GFS’ industry is characterized by rapidly changing technology, evolving industry standards, new mobile apps and protocols, new products and services, new media and changing user demands and trends. Furthermore, GFS’ domestic and international competitors are continuously developing innovations in personalized search and recommendation, online communications, social networking and entertainment to enhance user experience. Even if GFS timely innovates and adopts changes in its strategies and plans, it may nevertheless fail to realize the anticipated benefits of these changes or even generate lower levels of revenue as a result.

GFS’ failure to manage the significant challenges involved in growing its business and operations could harm it.

GFS’ business has become increasingly complex as the scale, diversity and geographic coverage of its business and its workforce continue to expand. This expansion increases the complexity of GFS’ operations and places a significant strain on its management, operational and financial resources. The challenges involved in expanding GFS’ businesses require its employees to handle new and expanded responsibilities and duties. If GFS’ employees fail to adapt to the expansion or if GFS is unsuccessful in hiring, training, managing and integrating new employees or retraining and expanding the roles of its existing employees, its business, financial condition and results of operations may be materially harmed.

Failure to maintain or improve GFS’ technology infrastructure could harm its business and prospects.

GFS is continuously upgrading its platforms to provide increased scale, improved performance, additional capacity and additional built-in functionality, including functionality related to security. Adopting new products and maintaining and upgrading GFS’ technology infrastructure require significant investments of time and resources. Any failure to maintain and improve GFS’ technology infrastructure could result in unanticipated system disruptions, slower response times, impaired user experience and delays in reporting accurate operating and financial information. In addition, much of the software and interfaces GFS uses are internally developed and proprietary technology. If GFS experiences problems with the functionality and effectiveness of its software, interfaces or platforms, or are unable to maintain and continuously improve its technology infrastructure to handle its business needs, its business, financial condition, results of operations and prospects, as well as its reputation and brand, could be materially and adversely affected.

In addition, GFS’ technology infrastructure and services, including its service offerings, incorporate third-party-developed software, systems and technologies, as well as hardware purchased or commissioned from outside and overseas suppliers. As GFS’ technology infrastructure and services expand and become increasingly complex, it faces increasingly serious risks to the performance and security of its technology infrastructure and services that may be caused by these third-party-developed components, including risks relating to incompatibilities among these components, service failures or delays or back-end procedures on hardware and software. GFS also needs to continuously enhance its existing technology. Otherwise, GFS faces the risk of its technology infrastructure becoming unstable and susceptible to security breaches. This instability or susceptibility could create serious challenges to the security and uninterrupted operation of GFS’ platform and services, which would materially and adversely affect its business and reputation.

Security breaches and attacks against GFS’ systems and network, and any potentially resulting breach or failure to otherwise protect personal, confidential and proprietary information, could damage its reputation and negatively impact its business, as well as materially and adversely affect its financial condition and results of operations.

GFS’ cybersecurity measures may not detect, prevent or control all attempts to compromise its systems, including distributed denial-of-service attacks, viruses, Trojan horses, malicious software, break-ins, phishing attacks, third-party manipulation, security breaches, employee misconduct or negligence or other attacks, risks, data leakage and similar disruptions that may jeopardize the security of data stored in and transmitted by GFS’ systems or that GFS otherwise maintains. Breaches of GFS’ cybersecurity measures could result in unauthorized access to GFS’ systems, misappropriation of information or data, deletion or modification of user information, or a denial-of-service or other interruption to its business operations. As techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against GFS or its third-party service providers, there can be no assurance that GFS will be able to anticipate, or implement adequate measures to protect against, these attacks.

GFS is likely to be subject to these types of attacks, breaches and data leakage. In addition, GFS could be subject to an attack, breach or leakage which GFS does not discover at the time or the consequences of which are not apparent until a later point in time, that could result in material damages or remediation costs. GFS is unable to avert these attacks and security breaches, it could be subject to significant legal and financial liability and its reputation would be harmed. GFS may not have the resources or technical sophistication to anticipate or prevent rapidly-evolving cyber-attacks. Cyber-attacks may target GFS, its users, customers, key service providers or other participants in its platform or the communication infrastructure on which it depends. Cybersecurity breaches would not only harm GFS’ reputation and business, but also could materially decrease its revenue and net income.

The successful operation of GFS’ business depends upon the performance, reliability and security of the internet infrastructure in the countries in which it operates.

GFS’ business depends on the performance, reliability and security of the telecommunications and internet infrastructure in the countries in which it operates.

The failure of telecommunications network operators to provide GFS with the requisite bandwidth could also interfere with the speed and availability of GFS’ websites and mobile apps. GFS has no control over the costs of the services provided by the telecommunications operators. If the prices that GFS pays for telecommunications and internet services rise significantly, GFS’ margins could be adversely affected. In addition, if internet access fees or other charges to internet users increase, our user base may decrease, which in turn may significantly decrease its revenues.

Moreover, if the security of domain names is compromised, GFS will be unable to use the domain names in its business operations, which could materially and adversely affect its business operations, reputation and brand image. If GFS fails to implement adequate encryption of data transmitted through the networks of the telecommunications and internet operators GFS relies upon, there is a risk that telecommunications and internet operators or their business partners may misappropriate GFS’ data, which could materially and adversely affect GFS’ business operations and reputation.

GFS’ platform could be disrupted by network interruptions.

GFS’ platform depends on the efficient and uninterrupted operation of its computer and communications systems. System interruptions and delays may prevent GFS from efficiently processing the volume of transactions on the businesses GFS operates.

GFS may experience in the future system interruptions and delays that render websites, mobile apps and services temporarily unavailable or slow to respond. Despite any precautions GFS may take, the occurrence of a natural disaster or other unanticipated problems at its facilities, including power outages, system failures, telecommunications delays or failures, construction accidents, break-ins to information technology systems, computer viruses or human errors, could result in delays in or temporary outages of GFS’ platforms or services, loss of its, consumers’ and customers’ data and business interruption for GFS and its customers. Any of these events could damage GFS’ reputation, significantly disrupt its operations and subject it to liability, heightened regulatory scrutiny and increased costs, which could materially and adversely affect GFS’ business, financial condition and results of operations.

GFS’ business is subject to a number of risks that could materially and adversely affect its ability to provide its services, including:

●	increasing competition, including from other established Chinese internet companies and companies engaged in other financial technology services;

●	breach of users’ privacy and concerns over the use and security of information collected from customers and any related negative publicity relating thereto;

●	service outages, system failures or failure to effectively scale the system to handle growing transaction volumes; and

●	negative news about and social media coverage on GFS, its business, its products and service offerings or matters relating to GFS’ data security and privacy.

If other third-party service providers in GFS’ platform fail to provide reliable or satisfactory services, GFS’ reputation, business, financial condition and results of operations may be materially and adversely affected.

A number of third-party participants, including mobile app developers, cloud-based developers, marketing affiliates and various professional service providers, provide services to users on GFS’ platform. To the extent these service providers are unable to provide satisfactory services to our users on commercially acceptable terms, or at all, GFS’ ability to retain, attract or engage its users may be severely limited, which may have a material and adverse effect on GFS’ business, financial condition and results of operations. These third-party service providers also engage in a broad range of other business activities outside of GFS’ platform. If these third-party participants engage in activities that are negligent, fraudulent, illegal or otherwise harm the trustworthiness and security of GFS’ platform, including, for example, the leak or negligent use of data, the handling, transport and delivery of prohibited or restricted content or items, or if these participants fail to perform their contractual obligations, or users are otherwise dissatisfied with their service quality on or off GFS’ platform, GFS could suffer reputational harm, even if these activities are not related to, attributable to or caused by it, or within its control.

Our strategy of acquiring complementary assets, technologies and businesses may fail and result in impairment losses.

As a component of our growth strategy, we have acquired and intend to actively identify and acquire assets, technologies and businesses that are complementary to our existing businesses. Our acquisitions could result in the use of substantial amounts of cash, issuance of potentially dilutive equity securities, significant impairment losses related to goodwill or amortization expenses related to intangible assets and exposure to undisclosed or potential liabilities of acquired companies. Impairment loss for goodwill and acquired intangible assets may exist if our management concluded that expected synergies from acquisitions of assets, technologies and businesses would not materialize.

We may be required to record a significant charge to earnings if we are required to reassess our tangible and intangible assets.

We are required under U.S. GAAP to test for impairment on tangible and intangible assets annually or more frequently if facts and circumstances warrant a review. Currently we are losing money, and our tangible and intangible assets may be impaired if the losses continue. We are also required to review our amortizable intangible assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Factors that may be considered a change in circumstances indicating that the carrying value of our amortizable intangible assets may not be recoverable include a decline in stock price and market capitalization and slower or declining growth rates in our industry. We may be required to record a significant charge to earnings in our financial statements during the period in which any impairment of our goodwill or amortizable intangible assets is determined.

We are exposed to the credit risks of our customers and borrowers.

Our financial position and profitability are dependent on our customers’ creditworthiness. Thus, we are exposed to our customers’ credit risks. There is no assurance that we will not encounter doubtful or bad debts in the future. Due to economic conditions in Hong Kong, in particular the risk of monetary and fiscal policies to address inflation, businesses in Hong Kong are generally conserving cash or under increased financial and credit stress. As a result, we could experience slower payments from our customers and borrowers, an increase in accounts receivable aging and/or an increase in bad debts. If we were to experience any unexpected delay or difficulty in collections from our customers or borrowers, our cash flows and financial results would be adversely affected.

FAF and Giant Credit Limited are subject to greater credit risks than larger lenders, which could adversely affect our results of operations.

There are inherent risks associated with our lending activities, including credit risk, which is the risk that borrowers may not repay the outstanding loans balances. As a lending company, we extend credits to individual and commercial households and is premised on the fact that such loans will be timely repaid together with interest. These borrowers generally have fewer financial resources in terms of capital or borrowing capacity than larger entities and may have fewer financial resources to weather a downturn in the economy. Such borrowers may fail to perform their contractual obligations and default on payment of interest and/or the principal, and thus may expose us to greater credit risks than lenders lending to larger, better-capitalized state-owned businesses with longer operating histories. Conditions such as inflation, economic downturn, local policy change, adjustment of industrial structure and other factors beyond our control may increase our credit risk more than such events would affect larger lenders. As of December 31, 2021, 2020 and 2019, loans and interest receivable owed from our customers to FAF and Giant Credit amounted to approximately $10.69 million, $24.00 million and $42.52 million, respectively. If FAF’s and Giant Credit’s customers delay or default on their payments, FAF and Giant Credit may have to incur additional legal costs and expenses in order to enforce its security and/or make provision for impairment or write-off the relevant loans and interest receivables, which in turn may adversely affect our financial position and profitability.

FAF and Giant Credit may fail to renew its money lenders license.

Our money lending business is subject to licensing requirements under the provisions of the Money Lenders Ordinance (Chapter 163 of the Laws of Hong Kong). Money lenders licenses are granted by the licensing court of Hong Kong and are renewable annually subject to satisfaction of all licensing conditions. The licensing court has the discretion to suspend or revoke a license if a licensee is in breach of any licensing conditions. We cannot guarantee that the conditions or requirements which FAF and Giant Credit may be required to satisfy or meet will not change from time to time. In the event that FAF and Giant Credit are unable to renew its money lenders license in a timely manner or if the licensing court or other relevant authorities do not approve the application for a renewal of its money lenders license, FAF and Giant Credit may not be able to operate its money lending business until such time as it receives a new license, which may have a material adverse effect on our financial condition and results of operation.

The businesses of FAF and Giant Credit is affected by fluctuations in interest rates and our credit position.

The interest rate risks faced by FAF and Giant Credit arise from both the interest-bearing lending and borrowings of our money lending business. In particular, our profitability is highly correlated with the net interest margin, being the difference between the interest rate charged to our customers and the costs of our funding. The interest rate chargeable by Giant Credit to its customers is determined by, amongst other factors, the market demand for loans and the prevailing competition in the industry, and is ultimately capped by the relevant provisions of the Money Lenders Ordinance (Chapter 163 of the Laws of Hong Kong). The borrowing cost of FAF and Giant Credit is determined with reference to the overall local money lending market conditions and our credit positions. An increase

There is intense competition in the money lending industry.

As of January 31, 2023, as provided by the Hong Kong Licensed Money Lenders Association, there were 2,407 licensed money lenders in Hong Kong. These licensed money lenders operate under various scales and conditions, some of which may or may not be our direct competitors. Some of our competitors may have certain competitive advantages over us, including greater financial resources, more established reputations, stronger brand recognition, broader product and service offerings, lower costs of funding and a branch network with a wider geographic coverage. As a result, we may have to compete by lowering the interest rates charged on loans in order to gain market share. Failure to maintain or enhance our competitiveness within the money lending industry or maintain our customer base with good credit standing may result in a decrease in profit as well as loss of market share. Consequently, our financial performance and profitability may be adversely affected.

An increase to the provision for loan losses will cause the Company’s net income to decrease and net loss to increase.

Our lending business is subject to fluctuations based on economic conditions. These fluctuations are neither predictable nor within our control and may have a material adverse impact on our operations and financial condition. We may voluntarily decide to increase our provision for loan losses. Regulatory authorities may also require an increase in the provision for loan losses or the recognition of further loan charge-offs, based on judgments different from those of its management. Any increase in the provision for loan losses will result in a decrease in net income and an increase in net loss that may have a material adverse effect on our financial condition and results of operations.

Competition in the lending industry is growing and could cause us to lose market share and revenues in the future.

We believe that the lending industry is an emerging market in Hong Kong. We may face growing competition in the lending industry, and we believe that the lending industry is becoming more competitive as this industry matures and begins to consolidate. We will compete, with traditional financial institutions, other lending companies, other microfinance companies, and some cash-rich state-owned companies or individuals. Some of these competitors have larger and more established borrower bases and substantially greater financial, marketing and other resources than we have. As a result, we could lose market share and its revenues could decline, thereby adversely affecting our earnings and potential for growth.

FAF and Giant Credit Limited may face regulatory hurdles in the future in connection with its lending business.

FAF and Giant Credit Limited have been providing high-quality personal loans and corporate loans to its customers since it first obtained their money lenders license in 2011 and 2016, respectively. The Hong Kong Monetary Authority continues to impose stringent policies and prudential measures on property mortgage loans provided by authorized financial institutions in Hong Kong, which creates additional hurdles for the public who are looking for mortgages to satisfy their financial needs.

The businesses of FAF and Giant Credit may be affected by changes in the Money Lenders Ordinance (Chapter 163 of the Laws of Hong Kong).

The business operation of FAF and Giant Credit are regulated under the Money Lenders Ordinance (Chapter 163 of the Laws of Hong Kong) and full compliance with such regulation is essential for us to carry on our business. Notwithstanding this, the relevant regulatory authorities may from time to time amend the Money Lenders Ordinance (Chapter 163 of the Laws of Hong Kong) or adopt new laws and regulations applicable to licensed money lenders in Hong Kong. Our operation, financial performance and business prospects may be materially and adversely affected if we are not able to comply with any changes and/or new requirements in applicable laws and regulations related to the money lending industry in Hong Kong. Notably, for the personal loans and corporate loans granted by us to our customers, the interest rate for such loans shall not exceed the maximum effective interest rate of 60% per annum as stipulated under the Money Lenders Ordinance (Chapter 163 of the Laws of Hong Kong). In the event that such maximum limit for interest rate is lowered as a result of any change to the Money Lenders Ordinance (Chapter 163 of the Laws of Hong Kong) and/or any relevant laws and regulations, thus limiting and lowering the interest rate we can offer to our customers, our financial performance, operational results and profitability may be materially and adversely affected.

Our property investment business is sensitive to downturns in the economy, economic uncertainty and particularly the performance of the real estate market in Hong Kong.

Demand for property is sensitive to downturns and uncertainty in the global and regional economy and corresponding changes in the appetite for real estate investments and purchases. Changes in the appetite for real estate investments and purchases are driven by various factors including, amongst others, perceived or actual general economic conditions, employment and job market conditions, actual or perceived levels of disposable consumer income and wealth and consumer confidence in the economy. These and other factors have, in the past, affected consumer demand for real estate and any negative sentiment or downturn in the economy could materially and adversely affect our business, financial condition and results of operations and also our liquidity position. For example, a slowdown in the Hong Kong economy or any changes in the laws, regulations and policies in relation to the real estate market may result in a decline in the number of real estate transactions.

Our revenue from our investment property portfolio depends on a number of factors, such as changes in market rental levels, competition for tenants and rental collection and renewal.

Leasing of our investment properties constitutes a very substantial part of the business of 11 Hau Fook Street, Suns Tower and Vision Lane. For the years ended December 31, 2022 and 2021, revenue generated from our investment properties constituted $1.11 million and $1.07 million, respectively. We are subject to risks incidental to the ownership and operation of commercial properties, such as volatility in market rental rates and occupancy rates, competition for tenants, costs resulting from on-going maintenance and repair and the inability to collect rent from tenants or renew leases with tenants due to bankruptcy, insolvency, financial difficulties or other reasons. In addition, we may not be able to renew leases with our tenants on terms acceptable to us, or at all, upon the expiration of existing terms. If the above occurs, there may be a material adverse effect on our business, financial condition, results of operation and annual report.

GFS has a limited operating history.

Our operating subsidiaries, GFS, was acquired by us in January 31, 2020. Our experience and operations in the industries that they respectively operate are relatively limited. As a result, there is limited historical information available upon which you can base your evaluation of our business prospects and future financial performance in such industries. There is no assurance that we can maintain our profitability and growth in the future. The limited financial results on the four subsidiaries should not be used as an indication of our business prospects and our performance in the future. Furthermore, we may encounter significant risks and difficulties frequently experienced by companies with early stage operations, and such risks and difficulties may be heightened in a rapidly developing market such as the fintech service and IT support service and the money lending and property investment markets in Hong Kong. Our future operating results depend upon a number of factors, including our ability to attract users, manage our growth, retain our customers as well as identify and attract new ones and to provide loan products at competitive rates which suit our customers’ needs. If we are unable to successfully address the above issues, we may be unable to operate our business in the manner which we contemplate and generate revenues from such activities in the amounts and within the timeframes which we anticipate. If any of these events were to occur, it would have a material adverse effect on our business, prospects, financial condition, results of operation and cash flow.

We may not be able to secure financing needed for future operating needs on favorable terms, or on any terms at all.

From time-to-time, we may seek additional financing to provide the capital required for future acquisitions and to expand our business, if cash flow from operations is not sufficient to do so. We cannot predict with certainty the timing or amount of any such capital requirements. If such financing is not available on satisfactory terms, we may not be able to expand our business or to develop new business at the rate desired. Consequently, our results of operations may be adversely affected.

If we are able to secure financing through debt, lenders may impose certain restrictions. In addition, repaying such debt may limit our cash flow and our ability to grow. If we are not able to secure financing through debt, we may be forced to issue additional equity, which would have a dilutive effect on our shares.

A severe or prolonged downturn in the global economy could materially and adversely affect our business and results of operations.

The recent global market and economic were unprecedented and challenging, with recessions occurring in most major economies. Continued concerns about the systemic impact of potential long-term and wide-spread recession, energy costs, geopolitical issues, sovereign debt issues, and the availability and cost of credit have contributed to increased market volatility and diminished expectations for economic growth around the world. The difficult economic outlook has negatively affected businesses and consumer confidence and contributed to significant volatility.

The recent outbreak of war in Ukraine has already affected global economic markets, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect our client’s business and our business, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the operations, results of operations, financial condition, liquidity and business outlook of our business.

There is continuing uncertainty over the long-term effects of the expansionary monetary and fiscal policies that have been adopted by the central banks and financial authorities of some of the world’s leading economies, including Hong Kong’s. There have also been concerns over unrest in the Middle East and Africa, which may result in significant market volatility. Economic conditions in Hong Kong are sensitive to global economic conditions. Any prolonged slowdown in the global and/or Hong Kong economy may have a negative impact on our business, results of operations and financial condition, and continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

Our risk management and internal control systems may not be effective and have deficiencies or material weaknesses

We are subject to the reporting obligations under the U.S. securities laws. The Securities and Exchange Commission, or the SEC, as required under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), has adopted rules requiring public companies to include a report of management on the effectiveness of such companies’ internal control over financial reporting in their respective annual report. This prospectus does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting because we are currently a non-accelerated filer and therefore, not required to obtain such report.

Our management has concluded that under the rules of Section 404, our internal control over financial reporting was ineffective as of December 31, 2021. A material weakness is a deficiency, or a combination of deficiencies, in internal control such that there is a reasonable possibility that a material misstatement of our company’s financial statements will not be prevented, or detected and corrected on a timely basis. A significant deficiency is a deficiency, or combination of deficiencies, in internal control that is less severe than a material weakness, yet important enough to merit attention by those charged with governance.

The specific material weaknesses we identified in our internal control over financial reporting consist of the following:

•	the Company has limited written documentation on monitoring loan risk assessment on a regular basis;

•	the Company has lack of sufficient controls and policies on loan credit risk monitoring in post-loan management, on a regular basis;

•	the Company has lack of controls and reporting procedure on monitoring the past due status of principal and interest payment;

•	the Company has lack of sufficient policy and controls on term extension of loans and the troubled loan restructure;

•	the Company has lack of controls on the loans with related parties, and also the monitor upon the concentration of the related party transactions; and

•	the lack of sufficient qualified accounting personnel with appropriate understanding of U.S. GAAP and SEC reporting requirements commensurate with our financial reporting requirements, which resulted in a number of internal control deficiencies that were identified as being significant. Also, as a small company, we do not have sufficient internal control personnel to set up adequate review functions at each reporting level.

We are in the process of implementing measures to resolve the material weakness and improve our internal and disclosure controls. However, we may not be able to successfully implement the remedial measures. For example, we may not be able to identify and hire suitable personnel with the requisite U.S. GAAP and internal control experience. The implementation of our remedial initiatives may not fully address the material weakness and significant deficiencies in our internal control over financial reporting. In addition, the process of designing and implementing an effective financial reporting system is a continuous effort that requires us to anticipate and react to changes in our business and economic and regulatory environments and to expend significant resources to maintain a financial reporting system that is adequate in satisfying our reporting obligations. We also expect to incur additional compensation expenses in connection with hiring additional accounting and internal control personnel.

As a result, our business and financial condition, results of operations and prospects, as well as the trading price of our ordinary shares may be materially and adversely affected. Ineffective internal control over financial reporting could also expose us to increased risk of fraud or misuse of corporate assets, In turn, that could subject us to potential delisting from the stock exchange on which our ordinary shares are listed, regulatory investigations or civil or criminal sanctions.

We have granted, and may continue to grant, stock options and restricted shares, which may result in increased share-based compensation expenses.

We granted awards such as restricted shares to directors, executive officers, employees. For the years ended December 31, 2022, 2021 and 2020, we recorded $nil, $0.26 million and $0.68 million, respectively, in share-based compensation expenses. We believe the granting of restricted shares is of significant importance to our ability to attract and retain key personnel and employees, and we will continue to grant restricted shares to key personnel, employees, third-party consultants and business partners in the future. However, the share-based compensation expenses we incur will reduce our income from operations. We have incurred, and expect to continue to incur, share-based compensation expenses, which may have a material and adverse effect on our results of operations.

The audit reports for prior reporting periods included in our annual reports have been prepared by one of our predecessor auditors whose work may not be inspected fully by the Public Company Accounting Oversight Board and, as such, you may be deprived of the benefits of such inspection.

Our predecessor registered public accounting firm that issue the audit reports as included in our annual reports filed with the SEC as auditors of companies that are traded publicly in the United States and firms registered with the Public Company Accounting Oversight Board (United States), or the PCAOB, are required by the laws of the United States to undergo regular inspections by the PCAOB to assess their respective compliance with the laws of the United States and professional standards.

Although our current auditors are PCAOB compliant, many other clients of one of our predecessor auditors have substantial operations within mainland China and Hong Kong, and the PCAOB has been unable to complete inspections of the work of one of our predecessor auditors without the approval of the Chinese authorities. Thus, one of our predecessor auditors and their audit work for the period up to December 2019 had not been inspected fully by the PCAOB. On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulation in their oversight of financial statement audits of U.S.-listed companies with significant operation in China and Hong Kong. However, it remains unclear what further actions the SEC and PCAOB will take to address the problem.

Inspections of other firms that the PCAOB has conducted outside mainland China and Hong Kong have identified deficiencies in those firms’ audit procedures and quality control procedures, which can be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections in mainland China and Hong Kong prevents the PCAOB from regularly evaluating our auditors’ audit procedures and quality control procedures as they relate to their work in mainland China and Hong Kong. As a result, investors may be deprived of the benefits of such regular inspections.

The inability of the PCAOB to conduct full inspections of auditors in mainland China and Hong Kong makes it more difficult to evaluate the effectiveness of one of our predecessor auditors’ audit procedures and quality control procedures as compared to auditors who primarily work in jurisdictions where the PCAOB has full inspection access. Investors may lose confidence in our reported financial information and the quality of our financial statements.

In addition, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress which, if passed, would require the SEC to maintain a list of issuers for which the PCAOB is unable to inspect or investigate an auditor report issued by a foreign public accounting firm. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges of issuers included on the SEC’s list for three consecutive years. Enactment of this legislation or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of our ordinary shares could be adversely affected. It is unclear if this proposed legislation will be enacted. Furthermore, there has been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets.

On April 21, 2020, the SEC and the PCAOB issued a joint statement reiterating the greater risk that disclosures will be insufficient in many emerging markets, including the PRC, compared to those made by U.S. domestic companies. In discussing the specific issues related to the greater risk, the statement again highlights the PCAOB’s inability to inspect audit work paper and practices of accounting firms in the PRC, with respect to their audit work of U.S. reporting companies. However, it remains unclear what further actions, if any, the SEC and PCAOB will take to address the problem. There have been media reports on deliberations within the U.S. government regarding potentially limiting or restricting the PRC-based companies from accessing U.S. capital markets.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (“HFCAA”) requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCAA.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements in the HFCA Act. On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The final amendments require any identified registrant to submit documentation to the SEC establishing that the registrant is not owned or controlled by a government entity in the public accounting firm’s foreign jurisdiction, and also require, among other things, disclosure in the registrant’s annual report regarding the audit arrangements of, and government influence on, such registrants. Under the HFCA Act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, would reduce the time before our Ordinary Shares may be prohibited from trading or delisted.

If any such policies or deliberations were to materialize, the resulting legislation, if it were to apply to us, would likely have a material adverse impact on our business and the price of our ordinary shares. Should the PCAOB determine that it cannot inspect or fully investigate our auditor for three consecutive years, an exchange may determine to delist our securities.

Although our current auditor, Audit Alliance LLP,  as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards, many other clients of one of our predecessor auditors, Centurion ZD CPA & Co., have substantial operations within mainland China and Hong Kong, and the PCAOB has been unable to complete inspections of the work of one of our predecessor auditors without the approval of the Chinese authorities. Thus, one of our predecessor auditors and their audit work for the period up to December 2019 had not been inspected fully by the PCAOB.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCA Act. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. While one of our predecessor auditors for the audit period up to December 2019, Centurion ZD CPA & CO., has been listed under appendix B and was subject to the determination, our current auditor, Audit Alliance LLP  is headquartered in Singapore, and did not appear as part of the determination and was not listed under its appendix A or appendix B.

On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCAA.

On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Ordinary Shares may be prohibited from trading or delisted. The delisting or the cessation of trading of our Ordinary Shares, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment.

If we become directly subject to the recent scrutiny involving U.S. listed Chinese companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, stock price and reputation.

During the last several years, U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators and regulatory agencies. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lacks of effective internal controls over financial reporting and, in many cases, allegations of fraud. As a result of the scrutiny, the publicly traded stock of many U.S.-listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations.

If we become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend the Company. Such investigations or allegations will be costly and time-consuming and distract our management from our normal business and could result in our reputation being harmed. Our stock price could decline because of such allegations, even if the allegations are false.

Risks Related to Doing Business in Jurisdictions We Operate

A downturn in the Hong Kong, China or global economy, and economic and political policies of China could materially and adversely affect our business and financial condition.

We conduct substantial operations through our subsidiaries in Hong Kong and we also have an indirect wholly-owned subsidiary with no operations in China. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and China generally and by continued economic growth in Hong Kong and China as a whole. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us.

Economic conditions in Hong Kong and China are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect potential clients’ confidence in financial market as a whole and have a negative impact on our business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

The Hong Kong legal system embodies uncertainties which could limit the legal protections available to us.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function in a high degree of autonomy for its affairs, including currencies, immigration and custom, independent judiciary system and parliamentary system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed were compromised, it could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operation. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our clients.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct substantial operations through our subsidiaries in Hong Kong and we also have an indirect wholly-owned subsidiary with no operations in China. PRC companies and variable interests entities are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be quick with little advance notice and could have a significant impact upon our ability to operate profitably in the PRC.

Although we conduct substantial operations through our subsidiaries in Hong Kong, we also have an indirect wholly-owned subsidiary with no operations in China, which may subject us to certain laws and regulations in China. Accordingly, economic, political and legal developments in the PRC will affect our business, financial condition, results of operations and prospects. Policies, regulations, rules, and the enforcement of laws of the PRC government can have significant effects on economic conditions in the PRC and the ability of businesses to operate profitably. Our ability to operate profitably in the PRC may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretation, particularly those dealing with the Internet, including censorship and other restriction on material which can be transmitted over the Internet, security, intellectual property, money laundering, taxation and other laws that affect our ability to operate our business in China.

The PRC government may intervene or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in our business operations or the value of our securities. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. We are also currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if we are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

Although we conduct substantial operations through our subsidiaries in Hong Kong, we also have an indirect wholly-owned subsidiary with no operations in China, which may subject us to certain laws and regulations in China. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

For example, the Chinese cybersecurity regulator announced on July 2, 2021 that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores. On July 24, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly released the Guidelines for Further Easing the Burden of Excessive Homework and Off-campus Tutoring for Students at the Stage of Compulsory Education, pursuant to which foreign investment in such firms via mergers and acquisitions, franchise development, and variable interest entities are banned from this sector.

As such, our business segments may be subject to various government and regulatory interference in the provinces in which they operate. We could be subject to regulations by various political and regulatory entities, including various local and municipal agencies and government sub-divisions, and these regulations may be interpreted and applied inconsistently by different agencies or authorities. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and

●	subject our Company to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The regulatory framework for the collection, use, safeguarding, sharing, transfer and other processing of personal information and important data worldwide is rapidly evolving in PRC and is likely to remain uncertain for the foreseeable future. Regulatory authorities in China have implemented and are considering a number of legislative and regulatory proposals concerning data protection. For example, the PRC Cybersecurity Law, which became effective in June 2017, established China’s first national-level data protection for “network operators,” which may include all organizations in China that connect to or provide services over the internet or other information network. The PRC Data Security Law, which was promulgated by the Standing Committee of PRC National People’s Congress, or the SCNPC, on June 10, 2021 and became effective on September 1, 2021, outlines the main system framework of data security protection. As of the date of this registration statement, we have not been involved in any investigations on data security compliance made in connection with the PRC Data Security Law, and we have not received any inquiry, notice, warning, or sanctions in such respect. Based on the foregoing, we do not expect that, as of the date of this prospectus, the PRC Data Security Law would have a material adverse impact on our business.

In August 2021, the Standing Committee of the National People’s Congress of China promulgated the Personal Information Protection Law which became effective on November 1, 2021. The Personal Information Protection Law provides a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in China, and the processing of personal information of persons outside of China if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in China. The Personal Information Protection Law also provides that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to be set by Chinese cyberspace regulators are also required to store in China the personal information generated or collected in China, and to pass a security assessment administered by Chinese cyberspace regulators for any export of such personal information. Moreover, pursuant to the Personal Information Protection Law, persons who seriously violate this law may be fined for up to RMB50 million or 5% of annual revenues generated in the prior year and may also be ordered to suspend any related activity by competent authorities.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 24, 2021, the CSRC released the Draft Administrative Provisions and the Draft Filing Measures, both of which had a comment period that expired on January 23, 2022. The Draft Administrative Provisions and Draft Filing Measures regulate the administrative system, record-filing management, and other related rules in respect of the direct or indirect overseas issuance of listed and traded securities by “domestic enterprises”. The Draft Administrative Provisions specify that the CSRC has regulatory authority over the “overseas securities offering and listing by domestic enterprises”, and requires “domestic enterprises” to complete filing procedures with the CSRC if they wish to list overseas.

On April 2, 2022, the CSRC published the Draft Archives Rules, for public comment. In the overseas listing activities of domestic companies, domestic companies, as well as securities companies and securities service institutions providing relevant securities services thereof, should establish a sound system of confidentiality and archival work, shall not disclose state secrets, or harm the state and public interests.

On February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC; any failure to comply with such filling procedures may result in administrative penalties, such as an order to rectify, warnings, and fines.

Under the Trial Measures and the Guidance Rules and Notice, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. Companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing, shall arrange for the filing within a reasonable time period and shall complete the filing procedure before such companies’ overseas issuance and listing.

The management understands that as of the date of this prospectus and since December 31, 2019, the Group has no operations in China and is not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. While the Group has no current operations in China, should we have any future operations in China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. While the Group has no current operations in China, should we have any future operations in China these regulatory agencies may also impose fines and penalties on our operations in China, as well as limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Furthermore, on July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comment, which required that, among others, in addition to “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further listed the factors to be considered when assessing the national security risks of the relevant activities. On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the “Revised Review Measures”, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. Given the recency of the issuance of the Revised Review Measures and their pending effectiveness, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation.

It remains unclear whether a Hong Kong company that collects personal information from PRC individuals shall be subject to the Revised Review Measures. We do not currently expect the Revised Review Measures to have an impact on our business, our operations or this offering as we do not believe that we would be deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that would be required to file for cybersecurity review before listing in the U.S., because (i) the subsidiaries of TROOPS are organized and operating in various countries outside of the PRC, including in Hong Kong and it remains unclear whether the Revised Review Measures shall be applicable to Hong Kong companies; (ii) TROOPS operate without any active operating subsidiary or VIE structure in Mainland China; (iii) as of date of this prospectus, TROOPS and its subsidiaries have in aggregate collected and stored personal information of less than one million PRC individual clients; and (iv) as of the date of this prospectus, TROOPS and its subsidiaries have not been informed by any PRC governmental authority of any requirement that they file for a cybersecurity review. However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Revised Review Measures are adopted into law in the future and if TROOPS and our subsidiaries are deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, the operation of our subsidiaries and the listing of our Ordinary Shares in the U.S. could be subject to CAC’s cybersecurity review.

Nevertheless, since these regulatory actions and statements are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operations, our ability to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchange.

We may rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us, including PRC Governmental control of currency conversion and restriction on our ability to transfer or distribute cash within our organization or to foreign investors could have a material adverse effect on our ability to conduct our business and may affect the value of your investment.

We are a holding company incorporated in the Cayman Islands, and we may rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Since the financial year ended 2018, the Company has not utilized cash generated from one subsidiary to fund another subsidiary’s operations. The cash transfer among the subsidiaries is typically payment for intercompany services or intercompany loans. None of the subsidiaries have ever faced difficulties or limitation on their ability to transfer cash between subsidiaries. As of the date of this report, the Company does not have any cash management policies that dictate the amount of funding among subsidiaries.

As of the date of this report, none of our subsidiaries have ever issued any dividends or distributions to the holding company or their respective shareholders outside of Hong Kong and China. In the future, cash proceeds raised from overseas financing activities may be transferred by us to our Hong Kong subsidiaries and to Beijing SGOCO should it become an operating subsidiary via capital contribution, as the case may be. Beijing SGOCO is currently indirectly wholly-owned by the offshore holding company and none of our subsidiaries are currently indirectly owned through contractual agreements.

In the future, should we establish any variable interest entity (“VIE”) through contractual agreements, we intend to distribute earnings or settle amounts owed under the VIE agreements. In the future should we establish any VIE or direct PRC subsidiary, and the PRC government determines that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, the securities you are registering may decline in value or become worthless if the determinations, changes or interpretations may result in our inability to assert contractual control over the assets of our PRC subsidiaries or the VIEs that conduct all or substantially all our operations.

In order for us to pay dividends to our shareholders, in the future we may rely on payments made by our Hong Kong subsidiaries, as well as to a limited degree on payments made from Beijing SGOCO to SGOCO, and the distribution of such payments to our overseas subsidiary as dividends from SGOCO International. If any of our Hong Kong subsidiaries or Beijing SGOCO incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. Any limitation on the ability of our Hong Kong subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. Shareholders of a Cayman company will not be subject to any income, withholding or capital gains taxes in the Cayman Islands with respect to their shares in the Cayman company and dividends received on those shares, nor will they be subject to any estate or inheritance taxes in the Cayman Islands. There are no exchange controls in the Cayman Islands. Under the Companies Act, a Cayman company may declare and pay a dividend to shareholders from time to time out of the profits or out of the share premium account, provided that in the case of payment out of share premium account the company shall be able to pay its debts as they fall due in the ordinary course of business.

The PRC government imposes controls on the conversion of Renminbi (“RMB”), the legal currency of the PRC, into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. Certain payments from the Beijing SGOCO to SGOCO International (HK) Limited are subject to PRC taxes, including business taxes and VAT. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our security-holders.

There can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of China or Hong Kong and adversely affect our business.

Political risks associated with conducting business in Hong Kong.

Our headquarters is based in Hong Kong and we have operations in Hong Kong. Accordingly, our business operation and financial conditions will be affected by the political and legal developments in Hong Kong. During the period covered by the financial information incorporated by reference into and included in this prospectus, we maintain substantial operations in Hong Kong, especially through Giant Credit Limited. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market may adversely affect the business operations of Giant Credit Limited and the Company. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent development including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and at the time President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, China and Hong Kong, which could potentially harm our business.

Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $100,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

USE OF PROCEEDS

Except as may be described otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities we offer for general corporate purposes.

DESCRIPTION OF SHARE CAPITAL

We were incorporated as an exempted company with limited liability on July 18, 2007 and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Act (As Revised) of the Cayman Islands, or the “Cayman Islands Companies Act”. A Cayman Islands exempted company with limited liability:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking from the Cayman Islands government against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares.

Units

Each Unit consists of any combination of the other types of securities offered under this prospectus in one or more series.

Ordinary Shares

General

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary share. We may not issue shares or warrants to bearer.

On June 26, 2018, an ordinary and special resolution by its shareholders were adopted to increase its authorized share capital to US$2,010,000 divided into 500,000,000 ordinary shares of par value US$0.004 and 10,000,000 preferred shares of par value of US$0.001 (the “Increase”), and to amend and restate the memorandum of associations to reflect the Increase.

Subject to the provisions of the Cayman Islands Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to ordinary share. No share may be issued at a discount except in accordance with the provisions of the Cayman Islands Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

As of the date of this prospectus, there are 101,597,998 ordinary shares issued and outstanding. We will issue ordinary shares and Warrants in this offering. All options, regardless of grant dates, will entitle holders to an equivalent number of ordinary shares once the vesting and exercising conditions are met.

Dividends

Subject to the provisions of the Cayman Islands Companies Act and any rights attaching to any class or classes of shares under and in accordance with the Articles:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	the Company’s shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Islands Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution (as applicable), dividends may also be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid out of share premium account if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each fully paid share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the sanction of a special resolution passed by a majority of not less than two-thirds of votes cast by the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares were issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Cayman Islands Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(d)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Islands Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any manner permitted by law.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate not exceeding 20% per annum as the directors may determine. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (not being fully paid up) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b)	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 clear days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeit, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is a director or secretary of us and that the particular shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Islands Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Islands Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner its directors determine before the issue of those shares;

(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Islands Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash.

Transfer of Shares

Provided that a transfer of ordinary shares complies with applicable rules of the Nasdaq and the Articles of Association, a shareholder may transfer ordinary shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed by or on behalf of that shareholder and the transferee provided that the Board may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so.

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered into the register of members of the Company.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such ordinary share unless:

(a)	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of ordinary share;

(c)	the instrument of transfer is properly stamped, if required;

(d)	the ordinary share transferred is fully paid and free of any lien in favor of us;

(e)	any fee related to the transfer has been paid to us; and

(f)	the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within two months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on notice being given by advertisement in such one or more newspapers or by electronic means in accordance with the requirements of Nasdaq, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 calendar days in any year.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under the Cayman Islands Companies Act to inspect or obtain copies of our register of members or our corporate records (other than copies of our memorandum and articles of association and register of mortgages and charges, and any special resolutions passed by our shareholders).  Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Cayman Islands Companies Act to call shareholders’ annual general meetings; However, under the amended and restated articles of association of the Company, an annual general meeting of the company shall be held in each year other than the year of the Company's incorporation. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

Only a majority of the directors or the Chairman or the Chief Executive Officer of the Board may call extraordinary general meetings, which extraordinary general meetings shall be held at such times and locations (as permitted hereby) as such person or persons shall determine.

At least ten clear days’ notice (exclusive of the day on which notice is given or deemed to be given and the day for which it is given) of general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the time and place of the meeting and, in case of special business, the general nature of that business. Notice of every general meeting shall also be given to the directors and our auditors.

A quorum shall consist of the presence (whether in person or represented by proxy) of two shareholders entitled to vote and present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative representing not less than one third in nominal value of the Company’s total issued voting shares.

If, within half an hour from the time appointed for the general meeting (or such longer time not exceeding one hour as the chairman of the meeting may determine to wait), a quorum is not present, the meeting, shall stand adjourned to the same day in the next week at the same time and/or place or to such other time and/or place as the Directors may determine.

The chairman may adjourn the meeting. When a meeting is adjourned for fourteen days or more, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is required by the rules of NASDAQ or (before, or on, the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) demanded by (a) the chairman of the meeting, (b) by at least three shareholders present in person or in the case of a Member being a corporation by its duly authorized representative or by proxy for the time being entitled to vote at the meeting, (c) by a shareholder or shareholders present in person or in the case of a shareholder being a corporation by its duly authorized representative or by proxy and representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting or (d) by a shareholder or shareholders present in person or in the case of a shareholder being a corporation by its duly authorized representative or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner (including the use of ballot or voting papers or tickets) and either forthwith or at such time (being not later than thirty (30) days after the date of the demand) and place as the chairman directs. If a poll is duly demanded the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the Articles, we are required to have a minimum of two directors, and no maximum number of Directors unless otherwise determined by the shareholders.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Unless the remuneration of the directors is determined by the shareholders by ordinary resolution, the directors shall be entitled to such remuneration as the directors may determine.

No Director shall be required to hold any shares of the company by way of qualification.

A director may be removed by ordinary resolution.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

(a)	he is prohibited by the law from acting as a director;

(b)	he is made bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors;

(c)	he resigns his office by notice to us;

(d)	he only held office as a director for a fixed term and such term expires;

(e)	becomes of unsound mind or dies;

(f)	ceases to be a Director by virtue of any provision of law or is removed from office pursuant to the articles;

(g)	without special leave of absence from the directors, is absent from board meetings for six consecutive months and the directors resolve that his office be vacated.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of the NASDAQ corporate governance rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of the NASDAQ corporate governance rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Islands Companies Act and our amended and restated memorandum and articles of association, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any regulations as may be prescribed by the company in general meeting.

The directors may delegate any of their powers to any committee consisting of one or more persons consisting of such director or directors and other persons as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Upon the initial closing of this offering, our board of directors will have established an audit committee, compensation committee, and nomination and corporate governance committee.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our attorney with or without authority for that person to delegate all or any of that person’s powers.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or of any third party.

Common or interested Directors may be counted in determining the presence of a quorum and may vote at a meeting of the Board or of a committee which authorizes the contract or transaction, provided that material facts as to the director’s or officer's relationship or interest and as to the contract or transaction are disclosed in accordance with the article, and the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the directors, a committee or the shareholders.

Capitalization of Profits

The Company may, upon recommendation of the Board, resolve to capitalize any part of any amount for the time being standing to the credit of any reserve or fund (including a share premium account and capital redemption reserve and the profit and loss account) whether or not the same is available for distribution.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Islands Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Preferred Shares

The Board is empowered to allot, issue, and dispose of shares (including, without limitation, preferred shares) (whether in certificated form or non-certificated form), to such persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine. The Board may, without the approval of the shareholders, create and designate out of the unissued shares of the Company (including unissued Class A Ordinary Shares) one or more classes or series of preferred shares, comprising such number of preferred shares, and having such designations, powers, preferences, privileges and other rights, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, as the Board may determine in their sole and absolute discretion.

You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred shares will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

●	the voting rights, if any, of the holders of preferred shares being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our Ordinary Shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred shares being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and non-assessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred share terms selected by the Board could decrease the amount of earnings and assets available for distribution to holders of our Ordinary Shares or adversely affect the rights and power, including voting rights, of the holders of our Ordinary Shares without any further vote or action by the stockholders. The rights of holders of our Ordinary Shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Register of Members

Under the Cayman Islands Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our shareholders, together with a statement of the shares held by each shareholder, such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each shareholder; (ii) the number and category of shares held by each shareholder, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a shareholder; and

●	the date on which any person ceased to be a shareholder.

Under the Cayman Islands Companies Act, the register of members of our company is prima facie evidence of the matters directed or authorised by the Cayman Islands Companies Act to be inserted therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Islands Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Islands Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Islands Companies Act and the current Companies Act of England and Wales. In addition, the Cayman Islands Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Islands Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Cayman Islands Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a subsidiary is a company of which the parent company holds issued shares that together represent at least 90% of the votes at a general meeting of that company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation by way of schemes of arrangement, provided that the arrangement is approved by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)	the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Islands Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated articles of association provide to the extent permitted by law, we shall indemnify our officers and directors against all actions, costs, charges, expenses, losses or damages incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty or fraud, in or about the conduct of our company’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Articles

Some provisions of our articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Cayman Islands Companies Act, our directors may only exercise the rights and powers granted to them under our articles for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company —a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. A director must exercise the skill and care of a reasonably diligent person having both – (i) the general knowledge, skill and experience that may reasonably be expected of a person in the same position (an objective test), and (ii) if greater, the general knowledge, skill and experience that that director actually possesses (a subjective test).

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Islands Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles provide that only a majority of the directors or the Chairman or the Chief Executive Officer of the Board may call extraordinary general meetings, but shareholders may seek to bring business (other than the nomination of candidates for election as directors) before an annual general meeting, provided they must provide timely notice of their intent in writing to the Company in accordance with our articles. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call such meetings every year.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Cayman Islands Companies Act, our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our articles (which include the removal of a director by ordinary resolution), the office of a director may be terminated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) becomes of unsound mind or dies, (f) ceases to be a director by virtue of any provision of law or is removed from office pursuant to the articles, (g)  without special leave of absence from the board of directors, is absent from board meetings for six consecutive months and the directors resolve that his office be vacated.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Islands Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Islands Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Islands Companies Act and our articles, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Islands Companies Act and our articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the sanction of a special resolution passed by a majority of not less than two-thirds of votes cast by the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Islands Companies Act, our articles may only be amended by special resolution of our shareholders.

Anti-money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (As Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (As Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Cayman Islands Data Protection

We have certain duties under the Data Protection Act (as revised) of the Cayman Islands, or the DPA, based on internationally accepted principles of data privacy.

Privacy Notice

This privacy notice puts our shareholders on notice that through your investment into us you will provide us with certain personal information which constitutes personal data within the meaning of the DPA, or personal data.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in us, this will be relevant for those individuals and you should transit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How We May Use a Shareholder’s Personal Data

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through our website at http://www.troops.co. or through phone number +852 2153-3957.

History of Securities Issuances

The following is a summary of our securities issuances in the past three years.

2022

None.

2021

During 2021, 422,922 Investor Warrants and 95,653 Placement Agent were exercised. By April 7, 2022, the Company had issued a total of 439,770 shares from cashless exercise of those Warrants.

2020

On April 17, 2020, the Company entered into a Stock Purchase Agreement with Lin So Chun, an unaffiliated third party, pursuant to which the Company sold to Ms Lin, 4,500,000 ordinary shares, par value $0.004 per share (the “Shares”), respectively, at a per share purchase price of $0.80, for aggregate proceeds of $3.60 million. The Shares were offered and sold by the Company to Ms. Lin in a series of private transactions pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended. The investor paid full amount of $3.60 million, and the Company issued 4,500,000 shares on June 18, 2020.

Share-based compensation

On January 6, 2020, a total of 80,000 shares were issued to certain of the Company’s directors as their compensation for fiscal year of 2019, which vested immediately. The grant date fair value was $1.00 per share as quoted closing price on January 6, 2020.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Shares, preferred shares or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our ordinary shares or preferred shares. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of ordinary shares or preferred shares of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase ordinary shares or preferred shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of ordinary shares or preferred shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the ordinary shares or preferred shares purchasable upon exercise, if any.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital - Ordinary Shares and Preferred Shares” and “Description of Warrants” will apply to each unit and to any Ordinary Shares, preferred shares or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

TAXATION

Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

SELLING SHAREHOLDERS

Selling shareholders (if any) to be named in a prospectus supplement may, from time to time, offer, sell and lend some or all of the ordinary shares held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders (if any) may sell the ordinary shares held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders (if any) may also sell, transfer or otherwise dispose of some or all of the ordinary shares held by them in transactions exempt from the registration requirements of the Securities Act.

If any selling shareholder is to offer and sell ordinary shares pursuant to this prospectus, we will provide you with a prospectus supplement, which will set forth the name of each selling shareholder (if any), the number of ordinary shares beneficially owned by such selling shareholder and the number of the ordinary shares they are offering. The prospectus supplement also will disclose whether any of the selling shareholders (if any) have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We and/or the selling shareholders named in the applicable prospectus supplement may sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:

●	to or through underwriters, brokers or dealers;

●	through agents;

●	on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	directly to one or more purchasers in negotiated sales or competitively bid transactions; or

●	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We and/or the selling shareholders named in the applicable prospectus supplement may sell the securities offered by this prospectus at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

We and/or the selling shareholders named in the applicable prospectus supplement may solicit offers to purchase the securities directly from the public from time to time. We and/or the selling shareholders named in the applicable prospectus supplement may also designate agents from time to time to solicit offers to purchase securities from the public on our or their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions to be paid to the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act From time to time, we or the selling shareholders named in the applicable prospectus supplement may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public. We and/or the selling shareholders named in the applicable prospectus supplement may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we and/or the selling shareholders named in the applicable prospectus supplement sell securities to underwriters, we and/or the selling shareholders named in the applicable prospectus supplement will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us and/or the selling shareholders named in the applicable prospectus supplement in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us and/or the selling shareholders named in the applicable prospectus supplement, to indemnification by us and/or the selling shareholders named in the applicable prospectus supplement against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make.

The applicable prospectus supplement will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;

●	the public offering or purchase price;

●	any discounts and commissions to be allowed or paid to the agent or underwriters;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or paid to dealers; and

●	any exchanges on which the securities will be listed.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may pay expenses incurred with respect to the registration of shares owned by any selling shareholders.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, Troops, Inc. and its subsidiaries. In addition, we may offer securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another. If so indicated in an applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

ENFORCEABILITY OF CIVIL LIABILITY UNDER U.S. SECURITIES LAWS

We were incorporated under the laws of the Cayman Islands as an exempted company with limited liability on July 18, 2007. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws as compared to the United States and provide significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

Substantially all of our assets are located in Hong Kong. In addition, all of our directors and officers are nationals or residents of Hong Kong and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Our corporate affairs  will be governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act, and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands, as well as from English common law, the decisions of whose courts are considered persuasive authority but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

There is uncertainty as to whether the Cayman Islands courts would:

•	recognize or enforce against us judgments of U.S. courts based on certain civil liability provisions of U.S. securities laws; and

•	entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Conyers Dill & Pearman, our Cayman Islands counsel, that there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. It is uncertain whether judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws would be enforceable in the Cayman Islands. We have been further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a final and conclusive judgment in personam obtained in such jurisdiction against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, would be recognized as a valid judgment by the courts of the Cayman Islands and would give a judgment based thereon provided that:

(a)	such courts had proper jurisdiction over the parties subject to such judgment;

(b)	such courts did not contravene the rules of natural justice of the Cayman Islands;

(c)	such judgment was not obtained by fraud;

(d)	the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; and

(e)	no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and

(f)	there is due compliance with the correct procedures under the laws of the Cayman Islands.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

Enforceability of Civil Liability in mainland China

According to the interpretation of the currently in-effect PRC laws and regulations, the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements, public policy considerations and conditions set forth in applicable provisions of PRC laws relating to the enforcement of civil liability, including the PRC Civil Procedures Law, based either on treaties between the PRC and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, a PRC court will not enforce a foreign judgment against our directors and officers to the extent that these directors and officers are located in China if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S. based upon the civil liability provisions of the U.S. federal securities laws. Further, pursuant to the Civil Procedures Law of the PRC, any matter, including matters arising under U.S. federal securities laws, in relation to assets or personal relationships may be brought as an original action in mainland China only if the institution of such action satisfies the conditions specified in the Civil Procedures Law of the PRC. As a result of the conditions set forth in the Civil Procedures Law and the discretion that PRC courts have in determining whether the conditions are satisfied and whether to accept the action for adjudication, there remains uncertainty as to whether an investor will be able to bring an original action in a PRC court based on U.S. federal securities laws.

Currently, one of our directors is based in mainland China. Therefore, it may be difficult or costly for you to effect service of process against these officers and directors within the United States. Service of process upon our officers and these directors may be difficult to obtain within the United States and any judgment obtained in the United States against these individuals may not be collectible within the United States. In addition, it is the management’s view that due to the currently in-effect PRC laws and regulations, it is uncertain (i) whether and on what basis a PRC court would enforce judgment rendered by a court in the U.S. based upon the civil liability provisions of U.S. federal securities laws; and (ii) whether an investor will be able to bring an original action in a PRC court based on U.S. federal securities laws. As such, you may not be able to or may experience difficulties or incur additional costs in order to enforce judgments obtained in U.S. courts based upon the civil liability provisions of U.S. federal securities laws in mainland China or bring original actions in mainland China based on U.S. federal securities laws.

Enforceability of Civil Liability in Hong Kong

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

Currently, three of our directors are based in Hong Kong. As a result of all the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

LEGAL MATTERS

The legality under Cayman law of the securities offered by this prospectus will be passed upon by Conyers Dill & Pearman. Certain federal securities law matters will be passed upon for us by Loeb & Loeb LLP, New York.

EXPERTS

The consolidated financial statements of Troops, Inc. as of and for the years ended December 31, 2022 and incorporated by reference in this prospectus and registration statement have been audited by Audit Alliance LLP, independent registered public accounting firm, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2022, as amended by Amendment No. 1 thereto, filed with the SEC on May 1, 2023 and May 15, 2023, respectively (File No. 001-35016), or the 2022 Form 20-F;

●	our reports of foreign private issuer on Form 6-K filed with the SEC on December 15, 2010, April 20, 2020, February 6, 2019, October 3, 2019, and December 26, 2019;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

●	the description of the securities contained in our registration statement on Form 8-A filed on December 17, 2010 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

●	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

TROOPS, Inc.
21/F, 8 Fui Yiu Kok Street,

Tsuen Wan, New Territories,

Hong Kong
+852 2153-3957

Attention:  Tony Zhong

You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

PART II

Information Not Required in Prospectus

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association requires us to indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such indemnified persons, other than by reason of such their own dishonesty or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake or judgement) or in the execution or discharge of their duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified persons in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

TROOPS, INC.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1*	Amended and Restated Memorandum and Articles of Association of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Form F-1 (file no. 333-170674) filed on December 15, 2010)
2.1*	Warrant Agreement by and between the Company and the warrant agent (incorporated by reference to Exhibit 4.1 of the Company’s Form 6-K filed on February 18, 2010)
2.2*	Amendment No. 1 to the Warrant Agreement (incorporated by reference to Exhibit 4.1 of the Company’s Form 6-K filed on March 16, 2010)
2.3*	Unit Purchase Option issued to the underwriter in the Company’s initial public offering (incorporated by reference to Exhibit 4.6 to the Company’s Form S-1 (file no. 333-146147) filed February 1, 2008)
2.4*	Escrow Agreement by and among escrow agent, the shareholders of Honesty Group and the initial sponsors of the Company (incorporated by reference to Exhibit 4.6 to the Company’s Form F-1 (file no. 333-146147) filed August 5, 2010)
2.5*	Amendment No 1 to Escrow Agreement dated April 17, 2012 among escrow agent, the former shareholder of Honesty Group, the initial sponsors of the Company and TROOPS, Inc.. (incorporated by reference to Exhibit 2.5 to the Company’s Form 20-F (file no. 001-35016) filed August 30, 2012)
2.6*	Sponsors Agreement, dated as of February 12, 2010, among Sun Zone Investments Limited, Sze Kit Ting, Robert Eu, W.R. Hambrecht + Co., LLC, Hambrecht 1980 Revocable Trust, AEX Enterprises Limited, John Wang, Marbella Capital Partners LLC., Cannon Family Irrevocable Trust and Shea Ventures LLC., and Hambrecht Asia Acquisition Corp. (incorporated by reference to Exhibit 10.16 to the Company’s Form F-1 (file no. 333-146147) filed August 5, 2010)
2.7*	Amendment No. 1 to Sponsors Agreement, dated as of March 11, 2010, among Sun Zone Investments Limited, Sze Kit Ting, Robert Eu, W.R. Hambrecht + Co., LLC, Hambrecht 1980 Revocable Trust, AEX Enterprises Limited, John Wang, Marbella Capital Partners LLC., Cannon Family Irrevocable Trust and Shea Ventures LLC (incorporated by reference to Exhibit 10.17 to the Company’s Form F-1 (file no. 333-146147) filed August 5, 2010)
2.8*	Amendment No 2 to Sponsor Agreement dated April 17, 2012 among Sun Zone Investments Limited, Sze Kit Ting Robert Eu, W.R. Hambrecht + Co., LLC, Hambrecht 1980 Revocable Trust, AEX Enterprises Limited, John Wang, Marbella Capital Partners LLC., Cannon Family Irrevocable Trust and Shea Ventures LLC., and TROOPS, Inc.. (incorporated by reference to Exhibit 2.8 to the Company’s Form 20-F (file no. 001-35016) filed August 30, 2012)
2.9*	Amendment No 2 to Escrow Agreement dated February 26, 2013 among escrow agent, the former shareholder of Honesty Group, the initial sponsors of the Company and TROOPS, Inc.. (incorporated by reference to Exhibit 2.9 to the Company’s Form 20-F (file no. 001-35016) filed April 19, 2013)
2.10*	Amendment No 3 to Sponsor Agreement dated February 26, 2013 among Sun Zone Investments Limited, Sze Kit Ting Robert Eu, W.R. Hambrecht + Co., LLC, Hambrecht 1980 Revocable Trust, AEX Enterprises Limited, John Wang, Marbella Capital Partners LLC., Cannon Family Irrevocable Trust and Shea Ventures LLC., and TROOPS, Inc.. (incorporated by reference to Exhibit 2.10 to the Company’s Form 20-F (file no. 001-35016) filed April 19, 2013)
3.1*	Amended and Restated Memorandum and Articles of Association of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Form F-1 (file no. 333-170674) filed on December 15, 2010)
4.1*	English Translation of Business License for Beijing SGOCO Image Technology Co., Ltd. (incorporated by reference to Exhibit 4.6 to the Company’s Form 20-F (file no. 001-35016) filed August 30, 2012)
4.2*	English Translation of Business License for SGOCO (Shenzhen) Technology Co., Ltd. (incorporated by reference to Exhibit 4.7 to the Company’s Form 20-F (file no. 001-35016) filed April 22, 2014)
4.3*	Sale and Purchase Agreement dated November 15, 2011, by and between Apex Flourish Group Limited and TROOPS, Inc.. (incorporated by reference to Exhibit 4.7 to the Company’s Form 20-F (file no. 001-35016) filed August 30, 2012)
4.4*	English Translation of Sale and Purchase Agreement dated December 24, 2014, by and between Apex Flourish Group Limited and TROOPS, Inc. in respect of the transfer of share equity of SGOCO (Fujian) Electronic Co., Ltd. (incorporated by reference to Exhibit 4.10 to the Company’s Form 20-F (file no. 001-35016) filed May 15, 2015)

4.5*	Sale and Purchase Agreement dated December 28, 2015, by and between SGOCO International Limited and Richly Conqueror Limited in respect of the transfer of share equity of Boca International Limited. (incorporated by reference to Exhibit 4.11 to the Company’s Form 20-F (file no. 001-35016) filed May 16, 2016)
4.6*	Supplemental Agreement to Sale and Purchase Agreement of Boca International Limited dated February 29, 2016, by and between SGOCO International Limited and Richly Conqueror Limited. (incorporated by reference to Exhibit 4.12 to the Company’s Form 20-F (file no. 001-35016) filed May 16, 2016)
4.7*	Convertible Note by and between the Company and JSJ Investments Inc. dated June 3, 2015. (incorporated by reference to Exhibit 4.13 to the Company’s Form 20-F (file no. 001-35016) filed May 16, 2016)
4.8*	Securities Purchase Agreement by and between the Company and LG Capital Funding, LLC dated June 10, 2015. (incorporated by reference to Exhibit 4.14 to the Company’s Form 20-F (file no. 001-35016) filed May 16, 2016)
4.9*	Securities Purchase Agreement by and between the Company and Service Trading Company, LLC dated June 11, 2015. (incorporated by reference to Exhibit 4.15 to the Company’s Form 20-F (file no. 001-35016) filed May 16, 2016)
4.10*	Securities Purchase Agreement by and between the Company and Adar Bays, LLC dated June 11, 2015. (incorporated by reference to Exhibit 4.16 to the Company’s Form 20-F (file no. 001-35016) filed May 16, 2016)
4.11*	Securities Purchase Agreement by and between the Company and Vis Vires Group, Inc. dated June 25, 2015. (incorporated by reference to Exhibit 4.17 to the Company’s Form 20-F (file no. 001-35016) filed May 16, 2016)
4.12*	Securities Purchase Agreement by and between the Company and Black Forest Capital, LLC dated July 17, 2015. (incorporated by reference to Exhibit 4.18 to the Company’s Form 20-F (file no. 001-35016) filed May 16, 2016)
4.13*	Securities Purchase Agreement by and between the Company and Crown Bridge Partners, LLC dated September 11, 2015. (incorporated by reference to Exhibit 4.19 to the Company’s Form 20-F (file no. 001-35016) filed May 16, 2016)
4.14*	Share Purchase Agreement by and between the Company and an Investor dated May 9, 2016. (incorporated by reference to Exhibit 4.20 to the Company’s Form 20-F (file no. 001-35016) filed May 16, 2016)
4.15*	Securities Purchase Agreement by and between the Company and an Investor dated March 20, 2017. (incorporated by reference to Exhibit 10.1 to the Company’s Form 6-K (file no. 001-35016) filed on March 20, 2017)
4.16*	Securities Purchase Agreement by and between the Company and Investors dated April 5, 2017. (incorporated by reference to Exhibit 10.1 to the Company’s Form 6-K (file no. 001-35016) filed on April 6, 2017)
4.17*	Sale and Purchase Agreement dated April 28, 2017, by and between SGOCO International Limited and Full Linkage Limited in respect of the transfer of share equity of Century Skyway Limited. (incorporated by reference to Exhibit 4.23 to the Company’s Form 20-F (file no. 001-35016) filed May 15, 2017)
4.18*	Securities Purchase Agreement by and between the Company and Investors dated November 13, 2017. (incorporated by reference to Exhibit 10.1 to the Company’s Form 6-K (file no. 001-35016) filed on November 14, 2017)
4.19*	Sale and Purchase Agreement dated December 22, 2017, by and between Giant Connection Limited and Luk Lai Ching Kimmy in respect of the transfer of share equity of Giant Credit Limited. (incorporated by reference to Exhibit 4.1 to the Company’s Form 6-K (file no. 001-35016) filed on December 26, 2017)
4.20*	Sale and Purchase Agreement dated February 22, 2018, by and between Giant Connection Limited and Vagas Lane Limited in respect of the transfer of share equity of 11 Hau Fook Street Limited. (incorporated by reference to Exhibit 4.1 to the Company’s Form 6-K (file no. 001-35016) filed on February 23, 2018)
4.21*	Convertible Note Purchase Agreement by and between the Company and Lin So Chun dated April 18, 2018. (incorporated by reference to Exhibit 4.1 to the Company’s Form 6-K (file no. 001-35016) filed April 19, 2018)
4.22*	Sale and Purchase Agreement dated May 21, 2018, by and between Giant Connection Limited and Leung Iris Chi Yu in respect of the transfer of share equity of Paris Sky Limited. (incorporated by reference to Exhibit 4.1 to the Company’s Form 6-K (file no. 001-35016) filed on May 21, 2018)
4.23*	Sale and Purchase Agreement dated February 5, 2019, by and between Paris Sky Limited and Kwok Man Yee Elvis in respect of the transfer of share equity of Vision Lane Limited. (incorporated by reference to Exhibit 4.1 to the Company’s Form 6-K (file no. 001-35016) filed on February 6, 2019)
4.24*	Sale and Purchase Agreement dated September 20, 2019, by and between Ho Pui Lung and SGOCO International (HK) Limited. (incorporated by reference to Exhibit 4.1 to the Company’s Form 6-K (file no. 001-35016) filed on October 3, 2019)
4.25*	Sale and Purchase Agreement dated December 23, 2019, by and between TROOPS, Inc. and Victor Or in respect of the transfer of share equity of Giant Financial Services Limited. (incorporated by reference to Exhibit 4.1 to the Company’s Form 6-K (file no. 001-35016) filed on December 26, 2019)
4.26*	Securities Purchase Agreement by and between the Company and an Investor dated April 17, 2020. (incorporated by reference to Exhibit 10.1 to the Company’s Form 6-K (file no. 001-35016) filed on April 20, 2020)

4.27**	Form of Debt Security
4.28**	Form of Warrant Agreement and Warrant Certificate
4.29**	Form of Unit Agreement
4.30**	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
4.31**	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
5.1	Opinion of Conyers Dill & Pearman
8.1*	List of Subsidiaries (incorporated by reference to Exhibit 8.1 to the Company’s Form 20-F (file no. 001-35016) filed July 7, 2021)
11.1*	TROOPS, Inc.’s Code of Ethics and Conduct (incorporated by reference to Exhibit 99.1 to the Company’s Form F-1 (file no. 333-170674) filed December 15, 2010)
15.1	Consent of Yu Certified Public Accountant, P.C.
23.1	Consent of Audit Alliance LLP.
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
99.1	Powers of Attorney (included in the signature page hereto)
107	Calculation of Filing Fee Tables

*    Previously Filed

** To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in China, on July 7, 2023.

TROOPS, Inc.

By:	/s/ Raleigh Siu Lau
	Name:	Raleigh Siu Lau
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on July 7, 2023.

Signature	Title

/s/ Raleigh Siu Lau	President and Chief Executive Officer
Name: Raleigh Siu Lau	(principal executive officer)

/s/ Chung Hang Lui	Chief Financial Officer
Name: Chung Hang Lui	(principal financial and accounting officer)

/s/ Damian Thurnheer	Director
Name: Damian Thurnheer

/s/ Jason Che Wai Au	Director
Name: Jason Che Wai Au

/s/ Yong Li Huang	Director
Name: Yong Li Huang

/s/ Wood Shing Kei Sze	Director
Name: Wood Shing Kei Sze

/s/ Wang Tai Dominic Li	Director
Name: Wang Tai Dominic Li

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Troops, Inc. has signed this registration statement or amendment thereto in New York on July 7, 2023.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.